          As filed with the Securities and Exchange Commission on April 19, 2006
                                               Registration Number 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IVI COMMUNICATIONS, INC.

                 (Name of Small Business Issuer in its Charter)


             Nevada                                             33-0965560
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                      4813
                          (Primary Standard Industrial
                           Classification Code Number)

                        5959 West Century Blvd, Suite 573
                              Los Angeles, CA 90045
                                 (310) 216-7740
          (Address and telephone number of principal executive offices)

                                   Nyhl Henson
                                    President
                            IVI Communications, Inc.
                        5959 West Century Blvd, Suite 573
                              Los Angeles, CA 90045
                                 (310) 216-7740
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                           Marcelle S. Balcombe, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_| _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------
Title of Each Class of                               Proposed Maximum                         Proposed Maximum
Securities to be                    Amount To Be      Offering Price     Aggregate Offering       Amount of
Registered                          Registered         Per Share (1)           Price          Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par            18,750,000            $  .11            $2,062,500            $220.69
value per share (2)
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par             3,500,000            $  .11              $385,000             $41.20
value per share(3)
--------------------------------------------------------------------------------------------------------------
Total                              22,250,000                              $2,447,500            $261.88
--------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The average of the high and low price per share of the Registrant's Common Stock on the Over the Counter Bulletin Board as of April 13, 2006 was $.11 per share.

(2) Represents shares issuable upon conversion of $600,000 principal amount of convertible debentures at a price per share equal to the lower of (i) $0.20 or
(ii) 90% of the lowest closing bid price of the Common Stock during the thirty trading days immediately preceding the conversion date. Pursuant to a registration rights agreement, Registrant is required to register 18,750,000, shares.

(3) Represents shares issuable upon exercise of warrants.

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED APRIL 19, 2006

                            IVI COMMUNICATIONS, INC.

                        22,250,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling stockholder of up to 22,250,000 shares of our common stock consisting of (i) 18,750,000 shares of common stock issuable upon conversion of convertible debentures at a price per share equal to the lower of (A) $0.20 or (B) 90% of the lowest closing bid price of the Common Stock during the thirty trading days immediately preceding the conversion date, (ii) 2,000,000 shares of common stock issuable upon warrants to at $0.30 per share, and (iii) 1,500,000 shares of common stock issuable upon exercise of warrants at $0.40 per share. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants to purchase 3,500,000 shares of our common stock. All costs associated with this registration will be borne by us.

Our common stock currently trades on the Over the Counter Bulletin Board ("OTC Bulletin Board") under the symbol "IVCM.OB."

On April 13, 2006, the last reported sale price for our common stock on the OTC Bulletin Board was $.11 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by IVI Communications, Inc. with the Securities and Exchange Commission. The selling stockholder may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is April 19, 2006

                                TABLE OF CONTENTS




                                                                            Page

Prospectus Summary..........................................................   1
Risk Factors................................................................   4
Forward Looking Statements..................................................  10
Use of Proceeds.............................................................  10
Management's Discussion and Analysis or Plan of Operation...................  10
Description of Property.....................................................  18
Legal Proceedings...........................................................  19
Directors and Executive Officers............................................  19
Executive Compensation......................................................  21
Market for Common Equity and Related Stockholder Matters....................  22
Security Ownership of Certain Beneficial Owners and Management..............  23
Selling Shareholder.........................................................  23
Certain Relationships and Related Transactions..............................  23
Description of Securities...................................................  24
Plan of Distribution........................................................  25
Legal Matters...............................................................  27
Experts.....................................................................  27
Where You Can Find More Information.........................................  27
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities............................................  28
Index to Consolidated Financial Statements.................................. F-1


You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including, the section entitled "Risk Factors" before deciding to invest in our common stock. IVI
Communications, Inc. is referred to throughout this prospectus as "IVI Communications," "we" or "us."

GENERAL

We are an ISP Management Company. We intend to acquire, consolidate and profitably operate locally branded ISPs offering state of the art dialup and nationally branded wireless Internet access to residential and business customers. Management believes that local ISPs are hampered in their ability to provide the highest quality services and achieve profitability because they lack buying power. Through consolidation, economies of scale are achieved and profit can be maximized. We intend to deploy, market, and maintain a nationally branded fixed wireless broadband solution with newly acquired ISPs in tier 3 markets.

We currently operate three subsidiaries:

      o     Internet Business Consulting, Inc. ("IBC")
      IBC is a provider of turnkey wireless networks that have the expertise required to engineer, install, and support wireless applications and solutions.

      o     AppState.Net, LLC
      AppState.Net is an Internet Service Provider founded in July 1999 in the Appalachian State University town of Boone, NC.

      o     Futura, Inc.
      Futura, Inc. is an Internet Service Provider founded in 1995 in Cabot, Arkansas

We have generated only minimal revenues to date. For the fiscal year ended March 31, 2005, we generated revenues of $775,594 and incurred a consolidated net loss of $1,588,393. We have sustained net operating losses for the years ended March 31, 2005 and 2004 of $51,663 (fourth quarter loss for IBC and Appstate) and $0 (no operations in year ended March 31,2004) respectively and have sustained large accumulated deficits. For the nine months ending December 31, 2005, we generated revenue of $2,075,450 and incurred a consolidated net loss of $3,484,226. As a result of recurring losses from operations, a working capital deficit and accumulated deficit, our auditors, in their report dated June 30, 2005, have expressed substantial doubt about our ability to continue as a going concern.

CORPORATE HISTORY

Internet Ventures, Inc., our wholly owned subsidiary, was incorporated in September 1995. Its mission was to acquire and operate ISPs in Tier 3 markets and to rollout a hybrid broadband product that was delivered to the customer in partnership with local cable companies. Effective May 23, 2002, Internet Ventures, Inc. agreed to recapitalize with Turer Corporation by becoming a wholly owned subsidiary of Turer. To accommodate this recapitalization, the 12,350,000 shares then outstanding of Internet Ventures, Inc. were exchanged for 12,350,000 shares of Turer. In August 2002, Turer changed its name to IVI Communications, Inc. Because original Turer shareholders retained only five percent of the combined entity, the purchase was accounted for as a reverse merger. Turer was formed as a Nevada corporation on May 8, 2001.

On March 31, 2004, we acquired 23,000,000 shares of Broadspot Worldwide Wireless, Inc., a Canadian publicly trading corporation (pink sheet symbol BWWWF), for 9,000,000 shares of our common stock. In March of 2005, the Company entered into an agreement with a Nevada investment group providing for the purchase from the Company of the shares of BWWW for an aggregate purchase price of $200,000. Under the terms of that agreement 13,734,669 shares of the Company's common stock held by BWWW have been returned to the Company and cancelled.

On January 31, 2005, we completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC from James R. Hollis by acquiring 100% of the stock of IBC and AppState.net. We paid one times annual revenue in a dollar-for-dollar stock exchange with our stock valued at $1.00 per share, plus $580,000 cash to be paid over two years. This acquisition launched our business plan.

RECENT ACQUISITION

On February 6, 2006 we entered into a Purchase Agreement to acquire 100% of the outstanding stock of Futura, Inc. from Francis and Lois Allen, the shareholders of Futura, Inc. In consideration for the Futura stock, we paid to the Allens $150,000 in cash (to be paid over a 10-month period) and $550,000 in shares of the Company's restricted common stock (an aggregate of 2,813,299 shares calculated as of the close of the transaction). Futura is an Internet Service Provider that provides dialup and DSL broadband Internet access, and associated services such as Email spam and virus filtering, VoIP telephony, "Kid Safe" surfing (Parental Control), and web accelerator services, to communities surrounding Little Rock Arkansas including Cabot, Carlisle, Clarendon, DeValls Bluff, DeWitt, England, Hazen, Jacksonville, and Stuttgart.

Our principal executive office is located at 5959 W. Century Blvd. Suite573, Los Angeles, CA 90045 and our telephone number is (310) 216-7740.

RECENT FINANCING

On March 27, 2006, we entered into a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 12% secured convertible debentures in the aggregate principal amount of $600,000 of which $200,000 was advanced immediately. The second installment of $200,000 was advanced on April 17, 2006. The last installment of $200,000 will be advanced two (2) business days after the date of the registration statement, of which this prospectus forms a part, is declared effective.

The Convertible Debentures mature on the third anniversary of the date of issuance and we are not required to make any payments until the maturity date. Holders of the Debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lower of (i) $0.20 or (ii) ninety percent (90%) of the lowest closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock. We have the right to redeem a portion or all amounts outstanding under the debenture prior to the maturity date at a 20% redemption premium provided that the closing bid price of our common stock is less than $0.20.

A holder of the Convertible Debenture may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest.

We also issued to Cornell five-year warrants to purchase 2,000,000 and 1,500,000 shares of Common Stock at prices of $0.30, and $0.40, respectively. If at the time of exercise of the Warrants, the shares of Common Stock underlying the Warrant are not subject to an effective registration statement under the Securities Act of 1933, as amended (the "Act") or if an event of default under the Convertible Debentures has occurred, which is not cured in any applicable cure period, the holder of the Warrant, in lieu of making payment of the Exercise Price in cash, may elect a cashless exercise in accordance with the formula set forth in the Warrant. If, subject to the exceptions set forth in the warrants, during the time that the Warrants are outstanding, we issue or sell, or is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than a price equal to the then exercise price, then the exercise price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrants will be adjusted to the number of shares determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrants immediately prior to such adjustment and dividing the product by the exercise price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by us of options to purchase Common Stock or convertible securities.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with Cornell providing for the registration of the shares of common stock issuable upon conversion of the debentures and exercise of the warrants. We are obligated to use our best efforts to cause the registration statement to be declared effective no later than July 25, 2006 and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the debentures and exercise of the warrants have been sold. In the event of a default of our obligations under the registration rights agreement, including our agreement to file the registration statement no later than May 11, 2006, or if the registration statement is not declared effective by July 25, 2006, we are required to pay to Cornell, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the Debentures.

Our obligations under the purchase agreement are secured by substantially all of our assets and the assets of our subsidiaries. As further security for our obligations thereunder, Nyhl Henson, our Chief Executive Officer and Charles Roodenburg, our Chief Operating Officer, have granted a security interest in an aggregate of 925,000 shares of our common stock and 3,300,000 shares of our Series A Preferred Stock. We also granted a security interest in 15,000,000 shares of our stock, issued from treasury.

                                                      THE OFFERING

Common stock offered by selling stockholders......................         Up to 22,250,000 shares, including the following:

                                                                           -     up to 18,750,000 shares of common stock which
                                                                                 is underlying secured convertible notes in the
                                                                                 principal amount of $600,000;

                                                                           -     up to 2,000,000 shares of common stock issuable
                                                                                 upon the exercise of common stock purchase warrants
                                                                                 at an exercise price of $.40 per share;

                                                                           -     up to 1,500,000 shares of common stock issuable
                                                                                 upon the exercise of common stock purchase warrants
                                                                                 at an exercise price of $.30 per share;

                                                                                 This number represents 28.5% of our current
                                                                                 outstanding common stock.

Common stock to be outstanding after the offering.................         Up to 85,235,587 shares*

Use of proceeds...................................................         We will not receive any proceeds from the sale of our
                                                                           common stock by the selling stockholders. However, we may
                                                                           receive the sale price of any common stock we sell to the
                                                                           selling stockholders upon exercise of the warrants. We
                                                                           expect to use the proceeds received from the exercise of
                                                                           the warrants, if any, for general working capital
                                                                           purposes.

Risk Factors......................................................         The purchase of our common stock involves a high degree
                                                                           of risk. You should carefully review and consider the
                                                                           "Risk Factors" beginning on page 4.

Over-The-Counter Bulletin Board Symbol............................         IVCM.OB


* The above information regarding common stock to be outstanding after the offering is based on 77,985,587 shares of common stock outstanding as of April 13, 2006.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares could decline significantly and you may lose all or a part of your investment. The risk factors described below are not the only ones that may affect us. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See "Forward-Looking Statements."

RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES, EXPECT CONTINUING LOSSES AND MAY NEVER ACHIEVE PROFITABILITY

For the years ended March 31, 2005 and 2004, we generated revenues of $775,594 and $3,398, respectively and incurred consolidated net losses of $1,588,393 and $260,174, respectively. For the nine-month period ending December 31, 2005, we generated revenue of $2,075,450 and incurred a consolidated net loss of $3,484,226. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether our services will achieve market acceptance. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.

OUR AUDITORS HAVE INCLUDED A GOING CONCERN MODIFICATION IN THEIR OPINION

Our auditors have modified their opinion to our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have sustained operating losses for the years ending March 31, 2005 and 2004 and have sustained large capital deficits and had sold off of our operations in Colorado, Oregon and California and were operating as a shell company until our acquisition of Internet Business Consulting and AppState.net LLC in January 2005. Our future success is dependent upon our ability to achieve profitable operations and generate cash from operating activities, and upon additional established an ongoing source of revenues sufficient to cover our operating costs and that we must raise additional capital in order to continue to operate our business. If we are unable to continue as a going concern, you could lose your entire investment in us.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS OR AT ALL

In March 2006, we received $200,000 in debt financing from Cornell Capital Partners LP. Pursuant to a securities purchase agreement, it has committed to advance an additional $200,000 at the time of filing of the registration statement of which this prospectus forms a part and $200,000 at the time of effectiveness of the registration statement. In the future, we may be required to raise additional funds, particularly if we exhaust the funds advanced under that agreement, are unable to generate positive cash flow as a result of our operations and are required to repay the convertible debentures as a result of Cornell Capital's failure to convert the debentures into common stock. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

WE MAY NOT BE SUCCESSFUL IN INTEGRATING THE MANAGEMENT TEAMS OF IBC WIRELESS, APPSTATE.NET AND FUTURA, INC., WHICH COULD ADVERSELY AFFECT THE LEADERSHIP OF OUR COMPANY, DIVERT MANAGEMENT TIME AND ADVERSELY AFFECT THE BUSINESS AND RESULTS OF OPERATIONS.

Failure to successfully integrate the management teams of the three companies could divert management time and resources, which would adversely affect our operations. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel. There can be no assurance that these professionals will be available in the market or that we will be able to meet their compensation requirements.

We intend to pursue additional acquisitions to further the development of our internet services business. Our strategy is unproven and the revenue and income potential from our strategy is unproven. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets, including the risks described elsewhere in this section. Our business strategy may not be successful and we may not be able to successfully address these risks.

OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL

Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to provide quality internet connectivity and services to our customers. Our success is largely dependent upon our ability to successfully integrate and manage our acquisitions. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE INTERNET SERVICE PROVIDER AND WIRELESS COMMUNICATIONS INDUSTRIES WE MAY BE FORCED TO REDUCE OR CEASE OPERATIONS.

Our ability to compete effectively with our competitors depends on the following factors, among others:

      o the performance of our products, services and technology in a manner that meets customer expectations;
      o the success of our efforts to develop effective channels of distribution for our products;
      o our ability to price our products that are of a quality and at a price point that is competitive with similar or comparable products offered by our competitors;
      o general conditions in the wireless communications and internet industries;
      o the success of our efforts to develop, improve and satisfactorily address any issues relating to our technology;
      o our ability to effectively compete with companies that have substantially greater market presence and financial, technical, marketing and other resources than the Company including (i) local ISPs, (ii) national and regional ISPs, (iii) established online services; (iv) nonprofit or educational ISPs; (v) national telecommunications companies; (vi) Regional Bell Operating Companies ("RBOCs"); (vii) competitive local exchange carriers; and (viii) cable operators; and
      o our ability to adapt to the consolidation of existing ISPs with or into larger entities, or entry of new entities into the Internet services market, would likely result in greater competition for the Company.

CONSOLIDATIONS IN THE INDUSTRIES IN WHICH WE COMPETE COULD ADVERSELY AFFECT OUR BUSINESSES TO INCLUDE A REDUCTION OR ELIMINATION OF OUR PROPORTIONATE SHARE OF THOSE MARKETS

The wireless communications industry has experienced consolidation of participants, and this trend may continue. If wireless carriers consolidate with companies that utilize technologies that are similar to or compete with our wireless technology, our proportionate share of the emerging market for wireless technologies may be reduced or eliminated. This reduction or elimination of our market share could reduce our ability to obtain profitable operations and could cause us to reduce or cease operations. We believe that our ability to compete successfully in the Internet services market depends on a number of factors, including market presence; the adequacy of our member and technical support services; the capacity, reliability and security of our network infrastructure; the ease of access to and navigation of the Internet provided by our services; our pricing policies, our competitors and our suppliers; the timing of introductions of new services by us and our competitors; our ability to support existing and emerging industry standards; and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

WE MAY NOT EFFECTIVELY MANAGE THE GROWTH NECESSARY TO EXECUTE OUR BUSINESS PLAN, WHICH COULD ADVERSELY AFFECT THE QUALITY OF OUR OPERATIONS AND OUR COSTS.

In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our technology. This growth will place significant strain on our personnel, systems and resources. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth. We cannot be sure that we will manage our growth effectively, and our failure to do so could cause us to reduce or cease operations.

WE MAY NOT BE ABLE TO PREVENT THIRD PARTIES FROM ACQUIRING DOMAIN NAMES THAT INFRINGE OR OTHERWISE DECREASE THE VALUE OF OUR TRADEMARKS AND OTHER PROPRIETARY RIGHTS

We own several Internet domain names, including, among others, www.ivn.net, www.ibconsulting.com, www.appstate.net, www.futura.net, www.lickity-split.net, and www.lickitysplit.tv. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

We may have to resort to litigation to enforce our intellectual property rights, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES, WHICH COULD RENDER OUR PRODUCTS AND PROCESSES OBSOLETE

The wireless communications industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

WE MAY NOT SUCCESSFULLY EXECUTE OR INTEGRATE OUR ACQUISITIONS

Our business model is dependent upon growth through acquisition of other internet service providers. Acquisitions involve numerous risks, including the following:

      o Difficulties in integrating the operations, technologies, products and personnel of the acquired companies;
      o Diversion of management's attention from normal daily operations of the business;
      o Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;
      o     Initial dependence on unfamiliar partners;
      o Insufficient revenues to offset increased expenses associated with acquisitions; and
      o     The potential loss of key employees of the acquired companies.

Acquisitions may also cause us to:

      o Issue common stock that would dilute our current shareholders' percentage ownership;
      o     Assume liabilities;
      o Record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;
      o Incur amortization expenses related to certain intangible assets; o Incur large and immediate write-offs, and restructuring and other related expenses; or
      o     Become subject to litigation.

Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions we make could harm our business and operating results in a material way.

OUR BUSINESS DEPENDS ON THE GROWTH AND MAINTENANCE OF THE INTERNET
INFRASTRUCTURE

Our success will depend on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase, or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our solutions. Additionally, for many of our customers we rely upon ILECs to assist in provisioning T-1 and dial-up lines. In the event that these ILECs are unable or unwilling to provide service, our ability to service existing customers or add new customers could be impaired.

IF WE LOSE KEY EMPLOYEES OR ARE UNABLE TO ATTRACT OR RETAIN QUALIFIED PERSONNEL, OUR BUSINESS COULD SUFFER

Our success is highly dependent on our ability to attract and retain qualified personnel. We are highly dependent on our management, including Nyhl Henson, our Chief Executive Officer and Charles Roodenburg, our Chief Operating Officer who have been critical to the development of our technologies and business. The loss of the services of Messrs. Henson and Roodenburg could have a material adverse effect on our operations. We do not have an employment agreement with either of Messrs. Henson and Roodenburg. Accordingly, there can be no assurance that they will remain associated with us. The efforts of Messrs. Henson and Roodenburg will be critical to us as we continue to develop our business. If we were to lose either of Messrs. Henson and Roodenburg, or any other key employees, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business. Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

RISKS RELATING TO OUR CONVERTIBLE DEBENTURES:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE NOTES AND WARRANTS THAT ARE BEING REGISTERED IN THIS PROSPECTUS AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of April 13, 2006, we had 77,985,587 shares of common stock issued and outstanding. In connection with the financing arrangements that we entered into in March 2006, we also have outstanding secured convertible debentures or an obligation to issue callable secured convertible notes that may be converted into an estimated 6,000,000 shares of common stock at current market prices, and outstanding warrants to purchase 3,500,000 shares of common stock.

On April 13, 2006, the closing bid price of our common stock was $0.11. The debentures issued in March are convertible at the lower of (i) $0.20 or (ii) ninety percent (90%) of the lowest closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock. Therefore, the number of shares of common stock issuable upon conversion of the secured convertible debentures may increase if the market price of our stock declines. Upon effectiveness of the registration statement of which this prospectus forms a part, all of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The variable price feature of our convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders. The number of shares we will be required to issue upon conversion of the debentures will increase if the market price of our stock decreases. This will cause dilution to our existing stockholders.

The following is an example of the amount of shares of our common stock issuable upon conversion of the entire $600,000 in convertible debentures, based on market prices assumed to be 25%, 50% and 75% below the closing price on April 13, 2006 of $.11:

------------------- --------------------- ----------------------- ----------------------- ----------------
% BELOW MARKET      PRICE PER SHARE       WITH 10% DISCOUNT       NUMBER OF SHARES        PERCENTAGE
------------------- --------------------- ----------------------- ----------------------- ----------------
25%                 $0.083                $0.074                  8,080,808               10.4%
------------------- --------------------- ----------------------- ----------------------- ----------------
50%                 $0.055                $0.050                  12,121,212              15.5%
------------------- --------------------- ----------------------- ----------------------- ----------------
75%                 $0.028                $0.025                  24,242,424              31.1%
------------------- --------------------- ----------------------- ----------------------- ----------------


* Based upon 77,985,587shares of common stock outstanding as of April 13, 2006.

THE LOWER THE STOCK PRICE, THE GREATER THE NUMBER OF SHARES ISSUABLE UNDER THE CONVERTIBLE DEBENTURES

The number of shares issuable upon conversion of the debentures is determined by the market price of our common stock prevailing at the time of each conversion. The lower the market price, the greater the number of shares issuable under the debentures. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the debentures. This may lead to an escalation of lower market prices and an increasing number of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

THE ISSUANCE OF OUR STOCK UPON CONVERSION OF THE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE AND MATERIALLY DILUTE EXISTING STOCKHOLDERS' EQUITY AND VOTING RIGHTS.

The debentures have the potential to cause significant downward pressure on the price of our common stock. This is particularly the case if the shares being placed into the market exceed the market's ability to absorb the increased number of shares of stock. Such an event could place further downward pressure on the price of our common stock, which presents an opportunity to short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, our stock price will decline. If this occurs, the number of shares of our common stock that is issuable upon conversion of the debentures will increase, which will materially dilute existing stockholders' equity and voting rights.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In March 2006, we entered into a Securities Purchase Agreements for the sale of an aggregate of $600,000 principal amount of secured convertible debentures of which to date $200,000 has been funded. Pursuant to a securities purchase agreement, the investor has committed to advance an additional $200,000 at the time of filing of the registration statement of which this prospectus forms a part and $200,000 at the time of effectiveness of the registration statement. These debentures are due and payable, with interest, three years from their respective dates of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, or our failure to timely file a registration statement or have such registration statement declared effective, could require the early repayment of the convertible debentures. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of these debentures. If we were required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

THE LARGE NUMBER OF SHARES ISSUABLE UPON CONVERSION OF THE SECURED CONVERTIBLE DEBENTURES MAY RESULT IN A CHANGE OF CONTROL

As there is no limit on the number of shares that may be issued upon conversion of the convertible debentures, these issuances may result in Cornell controlling us. It may be able to exert substantial influence over all matters submitted to a vote of the shareholders, including the election and removal of directors, amendments to our articles of incorporation and by-laws, and the approval of a merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of ownership could inhibit the management of our business and affairs and have the effect of delaying, deferring or preventing a change in control or impeding a merger, consolidation, takeover or other business combination which our shareholder, may view favorably.

THE FOLLOWING RISKS RELATE PRINCIPALLY TO OUR COMMON STOCK AND ITS MARKET VALUE:

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTC Bulletin Board under the symbol "IVCM.OB." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

OUR STOCK PRICE MAY BE VOLATILE

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

      o technological innovations or new products and services by us or our competitors;
      o     additions or departures of key personnel;
      o     sales of our common stock;
      o our ability to integrate operations, technology, products and services;
      o     our ability to execute our business plan;
      o     operating results below expectations;
      o     loss of any strategic relationship;
      o     industry developments;
      o     economic and other external factors; and
      o     period-to-period fluctuations in our financial results.

Because we have a limited operating history with limited revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK MAY BE DEEMED PENNY STOCK WITH A LIMITED TRADING MARKET

Our common stock is currently listed for trading on the OTC Bulletin Board which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities are subject to the "penny stock rules" adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended, or Exchange Act. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

                           FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by selling stockholder. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive proceeds from the exercise, if any, of the warrants owned by the selling stockholder.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our consolidated financial statements and notes to those statements. In addition to historical information, the following discussion and other parts of this quarterly report contain forward-looking information that involves risks and uncertainties.

OVERVIEW

We are an ISP Management Company. We intend to acquire, consolidate and profitably operate locally branded ISPs offering state of the art dialup and nationally branded wireless Internet access to residential and business customers. Management believes that local ISPs are hampered in their ability to provide the highest quality services and achieve profitability because they lack buying power. Through consolidation, economies of scale are achieved and profit can be maximized. We intend to deploy, market, and maintain a nationally branded fixed wireless broadband solution with newly acquired ISPs in tier 3 markets.

We currently operate three subsidiaries:

      o     Internet Business Consulting, Inc. ("IBC")
      IBC is a provider of turnkey wireless networks that have the expertise required to engineer, install, and support wireless applications and solutions.

      o     AppState.Net, LLC
      AppState.Net is an Internet Service Provider founded in July 1999 in the Appalachian State University town of Boone, NC.

      o     Futura, Inc.
      Futura, Inc. is an Internet Service Provider founded in 1995 in Cabot, Arkansas

CORPORATE HISTORY

Internet Ventures, Inc., our wholly owned subsidiary, was incorporated in September 1995. Its mission was to acquire and operate ISPs in Tier 3 markets and to rollout a hybrid broadband product that was delivered to the customer in partnership with local cable companies. Effective May 23, 2002, Internet Ventures, Inc. agreed to recapitalize with Turer Corporation by becoming a wholly owned subsidiary of Turer. To accommodate this recapitalization, the 12,350,000 shares then outstanding of Internet Ventures, Inc. were exchanged for 12,350,000 shares of Turer. In August 2002, Turer changed its name to IVI Communications, Inc. Because original Turer shareholders retained only five percent of the combined entity, the purchase was accounted for as a reverse merger. Turer was formed as a Nevada corporation on May 8, 2001.

On March 31, 2004, we acquired 23,000,000 shares of Broadspot Worldwide Wireless, Inc., a Canadian publicly trading corporation (pink sheet symbol
BWWW), for 9,000,000 shares of our common stock. In March of 2005, the Company entered into an agreement with a Nevada investment group providing for the purchase from the Company of the shares of BWWW for an aggregate purchase price of $200,000. Under the terms of that agreement 13,734,669 shares of the Company's common stock held by BWWW have been returned to the Company and cancelled.

On January 31, 2005, we completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC from James R. Hollis by acquiring 100% of the stock of IBC and AppState.net. We paid one times annual revenue in a dollar-for-dollar stock exchange with our stock valued at $1.00 per share, plus $580,000 cash to be paid over two years. This acquisition launched our business plan.

RECENT ACQUISITION

On February 6, 2006 we entered into a Purchase Agreement to acquire 100% of the outstanding stock of Futura, Inc. from Francis and Lois Allen, the shareholders of Futura, Inc. In consideration for the Futura stock, we paid to the Allens $150,000 in cash (to be paid over a 10-month period) and $550,000 in shares of the Company's restricted common stock (an aggregate of 2,813,299 shares calculated as of the close of the transaction). Futura is an Internet Service Provider that provides dialup and DSL broadband Internet access, and associated services such as Email spam and virus filtering, VoIP telephony, "Kid Safe" surfing (Parental Control), and web accelerator services, to communities surrounding Little Rock Arkansas including Cabot, Carlisle, Clarendon, DeValls Bluff, DeWitt, England, Hazen, Jacksonville, and Stuttgart.

RESULTS OF OPERATIONS

TWELVE MONTHS ENDED MARCH 31, 2005 AND 2004

Revenue for year ending March 31, 2005 was $775,594 compared to $3,398 for the year ending March 31, 2004. Revenue of $747,594 in the fourth quarter of the year ending March 31, 2005 was a result of the acquisition of Internet Business Consulting, Inc. and Appstate.net,LLC. The Company had no operating revenue in the year ending March 31, 2004.

In the fourth quarter of the year ending March 31, 2005 Internet Business Consulting posted revenue in the following categories: equipment sales $658,210, consulting $31,006, rental $3,000 and other $7,572 for a total of $699,788. In the same period Appstate.net posted revenue in the following categories:
Internet services $50,742 and other $64 for a total of $50,806. IVI Communications posted consulting revenue of $25,000 in the fourth quarter of the year ending March 31, 2005.

General and Administrative expenses for year ending March 31, 2005 were $1,546,799 compared to $165,785 for the year ending March 31, 2004. The largest components of expenses for the year ending March 31, 2005 were Compensation of $596,915, Consulting Fees of $574,577, and Legal and Accounting fees of $192,063. Consulting Fees were paid to various individuals for expertise in regard to the company receiving public trading status.

The Company had a net loss for the year ending March 31, 2005 of $1,588,393 compared to a net loss of $260,174 for the year ending March 31, 2004. March 31, 2004 included a loss from discontinued operations of $1,333,133, and a gain on the sale of subsidiaries of $1,742,062.

Basic and diluted income (loss) per share from continuing operations for the year ending March 31, 2005 was $(0.03) compared to $(0.02) for the year ending March 31, 2004.

THREE MONTHS ENDED DECEMBER 31, 2005 COMPARED WITH THREE MONTHS ENDED DECEMBER 31, 2004.

Revenue for the quarter ended December 31, 2005 was $633,350 compared to $750 for the quarter ended December 31, 2004. This increase was due primarily to revenues of $590,250 from the operations of our subsidiaries IBC and AppState which were acquired in the fourth quarter of the year ended March 31, 2005.

IBC's revenue for the quarter ended December 31, 2005 consisted of equipment sales of $499,342, consulting services of $23,500, and other miscellaneous services of $7,390. AppState posted revenue for internet services of $60,018 for the quarter ended December 31, 2005. We also received revenue of $43,100 as management and consulting fees Cost of operations for the quarter ended December 31, 2005 were $432,639 compared to $0 for the quarter ended December 31, 2004. This increase was due to the operations of IBC and AppState which were acquired in the fourth quarter of the year ended March 31, 2005. Cost of operations includes the cost of wireless equipment and services sold by IBC and the cost of wireless equipment and internet data services for AppState.

General and administrative expenses for the quarter ended December 31, 2005 were $1,736,636 compared to $372,982 for the quarter ended December 31, 2004. The largest components of expense for the quarter ended December 31, 2005 consisted of employee compensation of $202,488, legal fees of $43,288, and consulting expenses of $1,420,199, of which $1,392,950 was paid in stock. These consultants were engaged to assist us to obtain new business, provide introductions to suitable merger and acquisition candidates, and facilitate introductions to various Investment Bankers, Broker Dealer Organizations, Exchanges' and Registered Associations' market participants, Brokerage Firms, Financial institutions, and Money Managers.

Selling expenses for the quarter ended December 31, 2005 were $309,068, compared to selling expenses of $0 for the quarter ended December 31, 2004. The 2005 selling expenses consisted of public relations expenses of $318,668, offset by a reclassification of advertising and marketing expenses for IBC.

Depreciation expense was $3,870 for the quarter ended December 31, 2005, compared to depreciation expense of $61 for the quarter ended December 31, 2004. This increase was due to depreciation of equipment at AppState.

We incurred interest expenses of $93,978 in the quarter ended December 31, 2005, compared to $55,659 for the quarter ended December 31, 2004. This increase was due to interest on additional notes payable and debentures.

Due to the above factors, our net loss for the quarter ended December 31, 2005 increased to $1,953,170 from a net loss of $427,952 for the quarter ended December 31, 2004. Basic and diluted loss per share for the quarter ended December 31, 2005 was $0.03, compared to a loss of $0.01 for the quarter ended December 31, 2004.

NINE MONTHS ENDED DECEMBER 31, 2005 COMPARED WITH NINE MONTHS ENDED DECEMBER 31, 2004.

Revenue for the nine months ended December 31, 2005 was $2,075,450, compared to $25,250 for the nine months ended December 31, 2004. Revenue of $1,863,500 was a result of the operations of IBC and AppState which were acquired in the fourth quarter of the year ended March 31, 2005.

IBC posted revenue for equipment sales of $1,603,875, consulting services of $50,640, and other miscellaneous services of $46,769 for the nine months ended December 31, 2005. AppState posted revenue for internet services of $160,378 and other miscellaneous services of $1,838 during the same period. We received revenue of $32,250 for consulting fees, and management fees of $179,700 for services provided to Broadspot World Wide Wireless, Inc. ($112,450 were booked in arrears for 2004, and $67,250 for the current fiscal year).

Cost of operations for the nine months ended December 31, 2005 were $1,395,810, compared to $0 for the nine months ended December 31, 2004. This increase was due to the operations of IBC and AppState which were acquired in the fourth quarter of the year ended March 31, 2005. Cost of operations includes the cost of wireless equipment and services sold by IBC and the cost of wireless equipment and internet data services for AppState.

General and administrative expenses for the nine months ended December 31, 2005 were $2,822,899, compared to $1,225,077 for the nine months ended December 31, 2004. The largest components of expense for the nine months ended December 31, 2005 were employee compensation of $605,966, legal fees of $83,010, and consulting expenses of $1,801,848, of which $1,730,450 was paid in stock and stock options. These consultants were engaged to assist us to obtain new business, provide introductions to suitable merger and acquisition candidates, and facilitate introductions to various Investment Bankers, Broker Dealer Organizations, Exchanges' and Registered Associations' market participants, Brokerage Firms, Financial institutions, and Money Managers.

Selling expenses for the nine months ended December 31, 2005 were $322,624 compared to selling expenses of $0 for the nine months ended December 31, 2004. This increase was due to IBC and AppState advertising, marketing, and public relations expenses of $318,667.

Depreciation expense for the nine months ended December 31, 2005 was $17,740, compared to depreciation expense of $61 for the nine months ended December 31, 2004. This increase was due to depreciation of equipment at AppState.

We received other income of $166,411 in the nine months ended December 31, 2005, compared to $0 for the nine months ended December 31, 2004. This increase was due to the payment of $80,000 for our interest in Broadspot World Wide Wireless, and, after management's evaluation, an $86,304 reduction in the allowance for bad debt set up for IBC in the fiscal year ended March 31, 2005.

We incurred expense of $934,136 for litigation damages and settlement costs in the nine months ended December 31, 2005, compared to $0 for the nine months ended December 31, 2004. This increase was due to a contingent liability set up for a default judgment (see Part II, Item I, Legal Proceedings).

We incurred interest expense of $221,900 in the nine months ended December 31, 2005, compared to $172,902 for the nine months ended December 31, 2004. This increase was due to interest on additional notes payable and debentures.

Due to the above factors, we had a net loss for the nine months ended December 31, 2005 of $3,484,226, compared to a net loss of $1,372,790 for the nine months ended December 31, 2004.

Basic and diluted loss per share for the nine months ended December 31, 2005 was $0.06, compared to a loss of $0.02 for the nine months ended December 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

In the nine months ended December 31, 2005, we continued to spend cash to fund our operations. Cash used by operating activities for the nine months ended December 31, 2005 equaled $ 493,727, and consisted principally of a net loss of $3,484,226 and a decrease in inventory of $118,958, offset primarily by $2,143,824 provided by stock issued for services and compensation, an increase of $64,098 in accounts receivable, and an increase in accounts payable and accrued liabilities of $908,411. For the comparable period in 2004, cash used by operating activities equaled $383,320 and consisted of a net loss of $1,372,790 and an increase in other current assets of $36,500, offset primarily by $745,859 in stock issued for services and an increase in accounts payable and accrued liabilities of $280,050.

We used net cash of $27,450 in investing activities for the nine months ended December 31, 2005, due to the purchase of fixed assets at AppState. For the comparable period in 2004, net cash of $1,840 was used for the purchase of fixed assets.

Cash flow from financing activities for the nine months ended December 31, 2005 produced a net increase in cash of $ 432,099 consisting principally of $ 768,747 from the issuance of common stock, $552,311 in proceeds from convertible debentures, and $170,844 in proceeds from loans by officers, offset by an increase of $1,023,855 in payments on notes payable and $35,948 in payments on installment note payable. Cash flow from financing activities for the nine months ended December 31, 2004 produced a net increase in cash of $469,635 which resulted from $305,000 in proceeds from the issuance of common stock, $215,000 in proceeds from convertible debentures, offset by $19,842 in payments on an installment note payable and $30,523 in payments on notes payable.

As of December 31, 2005, we had cash and cash equivalents amounting to $ 34,993, a decrease of $ 89,078 from the balance at March 31, 2005. Our working capital deficit increased to $ 5,008,650 at December 31, 2005 from $4,618,372 at September 30, 2005 and from $4,757,796 at June 30, 2005, and decreased from $6,435,549 at March 31, 2005.

As of December 31, we had an accumulated operating deficit of $24,970,778 and negative stockholders' equity of $1,773,831.

Our principal source of operating capital has been provided by the sale of its stock and securities, and since January 31, 2005, from the revenue from operations of IBC and AppState. In August 2004, we initiated a private offering of common stock. Twenty-two accredited investors purchased an aggregate of 2,178,558 restricted shares for $305,000 and one accredited investor purchased 300,000 restricted shares for $30,000. In December 2004, we sold 10% Convertible Debentures to 14 accredited investors for aggregate proceeds of $215,000. The Convertible Debentures accrue interest at 10% and are convertible into an aggregate of 2,365,000 shares of common stock, at a conversion price of $0.10 per share, in December 2005. All of these debentures were converted in December 2005, although the stock was not issued until January 2006.

We anticipate incurring expenditures for acquisitions in excess of $1,000,000 to expand our operations during the next twelve months, and believe that the current cash flows generated from revenues will not be sufficient to fund this anticipated expansion. We will require additional funding to finance our operations through private and public debt or equity offerings. However, there is no assurance that we can obtain such financing. We also anticipate receiving recurring revenues from ISP management services but no management service contracts have been executed at this time. There can be no assurance that we will secure these contracts. As shown in the accompanying consolidated financial statements, we have sustained net operating losses for the nine months ended December 31, 2005 and the years ended March 31, 2005 and 2004, and have a large accumulated stockholders' deficit. In addition, we sold our operations in Colorado, Oregon and California, and were operating as a shell company up until January 2005, when we acquired IBC and AppState. This raises substantial doubt about the our ability to continue as a going

On March 31, 2004, we entered into a stock exchange agreement with Broadspot World Wide Wireless, Inc. ("BWWW"). We exchanged 9,000,000 shares of our common stock for 23,000,000 shares of BWWW common stock, resulting in 76% ownership of BWWW. A 2:1 split increased the number of IVI common shares held by BWWW to 18,000,000. In March of 2005, we entered into an agreement with a Nevada investment group providing for the purchase of the shares of BWWW for an aggregate purchase price of $200,000. Under the terms of that agreement, 13,734,669 shares of IVI common stock held by BWWW have been returned to the Company and cancelled.

In the second quarter of fiscal 2005, we received $400,000 on the exercise of 3,250,000 options with exercise prices ranging from $.075 to $.25 per share.

In the third quarter of fiscal 2005, we received $375,000 on the exercise of 1,250,000 options with exercise prices ranging from $.25 to $.35 per share. We also received $112,500 in a short term loan.

CRITICAL ACCOUNTING POLICIES
----------------------------

REVENUE RECOGNITION

The Company recognizes revenues in accordance to Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements."

Internet service subscription revenues are recognized over the period that services are provided. The Company generally bills for Internet access service on the terms that range from one month to one year in advance. Monthly access fees are not prorated, and refunds are not given for partial months. Therefore, revenues for the first month of service paid in advance are recognized at the inception of the service month. Revenues for terms of service greater than one month that are paid in advance are deferred and amortized over the period in which the services are provided.

Consulting revenues are recognized upon the service being provided. All equipment sales are final upon delivery of the merchandise.

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FAS
151), "Inventory Costs - an amendment of ARB No. 43, Chapter 4". FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published FAS No. 123 (Revised 2004), Share-Based Payment ("FAS 123R"). FAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of FAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of FAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

On December 16, 2004, FASB issued Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The implementation of this standard did not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the FASB issued Statement of Financial Accounting Standards Interpretation Number 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 provides clarification regarding the meaning of the term "conditional asset retirement obligation" as used in FAS 143, "Accounting for Asset Retirement Obligations." FIN 47 is effective for the year ended December 31, 2005. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

In May 2005, the FASB issued SFAS 154, "Accounting for Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3." FAS 154 changes the requirements with regard to the accounting for and reporting a change in an accounting principle. The provisions of FAS 154 require, unless impracticable, retrospective application to prior periods presented in financial statements for all voluntary changes in an accounting principle and changes required by the adoption of a new accounting pronouncement in the unusual instance that the new pronouncement does not indicate a specific transition method. FAS 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in an accounting estimate, which requires prospective application of the new method. FAS 154 is effective for all changes in an accounting principle made in fiscal years beginning after December 15, 2005. The Company plans to adopt FAS 154 beginning January 1, 2006. Because SAS 154 is directly dependent upon future events, the Company cannot determine what effect, if any, the expected adoption of FAS 154 will have on its financial condition, results of operations or cash flows.

In February 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (FAS) No. 155, Accounting for Certain Hybrid Financial Instruments. FAS No. 155 replaces FAS No. 133 Accounting for Derivative Instruments and Hedging Activities, and FAS No. 140 Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FAS No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." This statement will be effective for all financial instruments acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006. The Company is currently analyzing whether this new standard will have impact on its financial position and results of operations.

INFLATION
---------

In our opinion, inflation has not had a material effect on our operations.


                                    BUSINESS

Our business plan is to:

      o     Acquire Positive Cash Flow ISP's for Recurring Revenue
      o     Preserve the Brand and Maintain Local Presence
      o     Consolidate to Achieve Economy of Scale
      o     Deploy Nationally Branded Fixed Wireless Broadband
      o     Migrate Dialup Customers to Broadband to Increase Revenue
      o     Deliver VoIP and Rich Media Content

Our objective is to be an ex-urban provider of highly focused broadband services for businesses, schools, libraries and residential consumers. Our products include high-speed broadband access that is comparable to DSL and cable-based broadband products and offerings that scale from 128 kbps (residential opportunities) to 155 Mbps (OC3 equivalent) for customers with very large bandwidth needs. In addition to providing high-speed access, we will offer a complete suite of telecom products by serving as a full service Internet Service Provider (ISP), and providing toll grade (where applicable) voice over Internet protocol ("VoIP"), local and long distance services, and other aggregated value added services that management believes will improve our competitive position.

OUR STRATEGY

We are focused principally on acquiring dial-up ISP's and aggregating them into regional clusters primarily in tier III and tier IV markets. In addition to this "roll-up" strategy, we intend to develop a fixed wireless infrastructure that will be deployed in each independent market or "cluster". Management believes this will allow us to migrate our existing dial-up customer base to a broadband fixed wireless alternative that could increase the average revenue per unit ("ARPU"). The fundamental structure of this strategy is to "up-sell" or upgrade to a captive audience. We believe that this strategy will greatly impact our ability to garner immediate market share while improving our financial condition.

We intend to exploit what we believe is a competitive void in tier III & IV cities nationwide left by the collapse of many Competitive Local Exchange Companies ("CLECs") and the limited competition inherent with ex-urban and smaller markets. We believe that these markets hold valuable demographic pockets that are currently ignored by Incumbent Local Exchange Companies ("ILECs"). In addition, management believes that the combination of the lack of CLECs, limited DSL/cable competitors and poor service offered by the incumbent local exchange carriers suggest great opportunity for a new entrant that can offer a better product at a more competitive price.

We will seek to take full advantage of local brand loyalty by maintaining the local brand, the store-front, and sales staff.

We intend to market expanded and enhanced services to attract new customers:

      o     A fixed wireless broadband service will be launched;
      o     The local ISP will have national dialup coverage;
      o Customer support hours will be expanded to 24/7; o Web accelerator/dial broadband service will be introduced;
      o     VOIP (Voice over IP) services will be offered;
      o     Enhanced filtering (Spam and Web).

We intend to generate economies of scale by consolidating the ISPs various operational functions:

      o Centralize all administration (accounting, billing, collections, A/R and A/P);
      o     Outsource customer support (technical support);
      o     Outsource network operations.

We believe that we will be able to leverage the combined dialup volume of the acquired ISPs to lower COGS by as much as 50%.

FORCES OF CONVERGENCE
Management believes that the opportunity afforded to us is a result of the convergence of many forces simultaneously. Convergence means that voice, data, and video share the same format for transmission and ultimately share the same delivery mechanism for receipt. With convergence, management believes that each service provider must ultimately differentiate on performance rather than relying on branding, geographical boundaries or regulatory policies for success. With the transformation to an IP world, coax, twisted pair copper and wireless all become access methods for delivery of a wide variety of services. However, unlike coax and copper, wireless is portable and affords a number of other advantages.

We believe that our plan to utilize license exempt spectrum creates greater coverage potential and increases the size of the potential addressable market while only limiting expansion to what makes our management believes makes good financial and business sense. While the nature of wireless technology allows for the deployment of capital efficiently, it also allows us to only provide areas covering customers who we believe have the ability to pay. We believe that this selective method of customer acquisition combined with e-billing methods and credit card subscriptions, will allow us to limit bad debt, minimize traditional telecom back office expenses, while maximizing cash flow.

THE ISP UPON ACQUISITION
A small ISP is comprised of the following four basic components:
      o     Network services;
      o     Technical Support;
      o     Sales; and
      o     Administration

In many cases the small operation will not have separate departments staffed to specialize in each of the above. In fact, many small ISPs might group the first three components into one and task the founder and a few assistants with responsibility for all three, simultaneously.
Network services involve the acquisition, by purchase or lease, and operation of the equipment necessary to operate a PoP (Point-of-Presence). This includes the purchasing, under contract of the various telecommunication services required to connect customers to the Internet.

Technical support is, after telecommunications costs, the second most expensive component of the operating ISP. In the small markets the ISP generally offers 12 hours of technical support per business day and one-half day on Saturday. E-mail support is a great way to extend those hours of customer service without "paying" for them.

Sales is typically an "inbound" rather than "outbound" effort. When the customer comes through the door, whichever tech (technical support employee) is not on the phone starts new accounts and accepts payments for established accounts.

Administration includes the following:
      o     Billing and banking;
      o     Collections;
      o     A/P and A/R;
      o     Accounting;

ACQUISITION COST
We anticipate an acquisition cost of $155 per subscriber. We have established a cash budget $15,500,000 for ISP acquisition.

ASSIMILATION OF THE ISP
The assimilation of purchased ISP operations involves four basic organizational changes:
      o     Centralization of administrative services;
      o     Outsourced customer support;
      o     Outsourced network services; and
      o     Purchase of bandwidth from an aggregation ISP.

With consolidation, administrative services such as accounting, billing, accounts receivable and payable, and collections can be centralized to reduce administrative cost.

Outsourced customer support (technical support) delivers significant support cost reduction and increased customer service coverage to 24/7 (24 hours/7 days per week).

Outsourced network services deliver a number of significant advantages:
      o Eliminates capital investment in equipment and the attendant obsolescence;
      o     The network operates in a secure environment;
      o Redundant data storage, power, air conditioning, and Internet connections increase reliability;
      o     Fire suppression is state-of-the-art;
      o     Individual ISP upstream expense is nearly eliminated.

We believe that multiple ISPs merged into one purchasing entity can reduce COGS by up to 50% and provide the added benefit of national dialup coverage for small local brand ISPs.

When fully implemented, management believes these organizational changes can deliver 100% increases in EBITDA. However, the success of this plan does not depend solely on functional reorganization. Customer brand loyalty and satisfaction are key elements to long-term success. We will retain the local brand, the local storefront, and, as much as possible, the former owner/manager. Our plan is that the "acquired" customers will not be required to change their e-mail address or dialup setting in their computers. We believe this is of paramount significance since:
      o Changed e-mail addresses require bulk notification of friends and family and, in many cases, may force small business owners to invest in new business cards, marketing materials, etc.; and
      o Changed access settings are often viewed by the customer as technical "breakage" that is a significant inconvenience.

We also intend to provide expanded and upgraded services to include:
      o     Nationwide dialup;
      o V.92 (quick-connect, Modem on Hold, 48k upstream, improved downstream compression);
      o     24/7 Customer Support (just like AOL, MSN, and Earthlink);
      o     Web acceleration (Accelerated web site delivery using compression);
      o     Enhanced filtering (Reduced Spam and improved Web site blocking);
      o VOIP (Voice over IP - long distance telephony for cents/hour vs cents/minute).

Management believes that small ISPs face many financial challenges. And consequently marketing, which becomes discretionary, often suffers. We intend to allocate up to 12% of our revenues to market a full range of ISP services.

FIXED WIRELESS STRATEGY
We believe that fixed wireless broadband is the most plausible alternative for hard-to-reach areas. We intend to deploy, market, and maintain a nationally branded fixed wireless broadband solution with newly acquired ISPs.

Fixed wireless systems use microwave frequencies allocated by the Federal Communications Commission ("FCC") to transmit signals over the air from a transmission tower to a microwave receiver installed at the subscriber's home or business. Because microwave signals are transmitted over the air, wireless Internet technology does not require the large networks of fiber optics, cables or copper wire that are required by local telephone or cable television companies. Thus, wireless technology has been developed as a reliable, yet relatively low cost, medium to provide services to subscribers in single family homes, multiple dwelling units and commercial properties.

Management believes that as more compelling content becomes available, the demand for and profitability of broadband services will increase dramatically. ISPs having a track record of success in broadband will not only retain customers by converting dialup to broadband but will gain new customers migrating from other dialup providers.

We intend to deploy, market, and maintain a nationally branded fixed wireless broadband solution with newly acquired ISPs.

We have wireless experience dating back to1996 in both licensed (2.5 GHz) and license exempt (900 MHz, 2.4 and 5.8 GHz) frequencies. We have entered initial discussions with Motorola (Canopy) and Alvarion (formerly BreezeCom) for the supply of fixed wireless equipment. There can be no assurance that these discussions will lead to an agreement between the parties. If we are not able to enter into agreements with Motorola and/or Alvarion, we will be forced to find an alternative supply of fixed wireless equipment.

OPERATIONAL SYNERGIES
Management believes that deploying a fixed wireless broadband product via the acquired ISPs offers a unique opportunity to re-purpose local assets during the assimilation process. As dialup customers are transitioned to the outsourced network, management believes that new wireless customers will be accessing the Internet on existing upstream circuits.

TECHNOLOGY ADVANCES
Other benefits to the forces of convergence impact the technology selection and strategy to utilize such technology. We propose to utilize equipment that will be compatible with the Institute of Electrical and Electronics Engineers ("IEEE") standard known as 802.16 - Worldwide Interoperability for Microwave Access - (often termed "WiMAX"). Standards-based equipment ensures that infrastructure costs will decrease similarly to the history of the cost efficiencies realized from the mass adoption of wireless products such as GSM or IEEE standard 802.11 a/b/g "WI-FI" based equipment. The promise of retail mass-market end user products reduces the expected cost of providing service over time while preserving the technical capabilities of the offering. WiMAX has wide support from companies such as Siemens, Alcatel, Motorola, Alvarion and Intel and is envisioned to be the fourth generation ("4G") evolution of wireless technology that offers broadband and voice, while maintaining portable features. The standards process is important in that it removes the reliance upon proprietary standards and their vendors and reduces the technology risks for the venture. The WiMAX standard addresses the security concerns of earlier WI-FI while allowing for multiple bands of frequencies to share the standard. With adoption of WiMAX, the possibility of software definable radios provides a path for rural subscribers to "roam" with broadband closer to reality.

Our business model follows what management believes to be a typical telecom investment cycle. Capital-intensive infrastructure investments early in the project support increasing subscriber growth and generate very strong revenue streams. Incremental capital for network capacity is largely supported by positive cash flow from these revenues. Significant footprint expansion follows similar investment cycles although infrastructure is increasingly funded by retained earnings and efficiencies gained in staffing, back-office systems, and core networks.

COMPETITION
In the past year, competitive conditions in the wireless industry have increased dramatically. Currently, our existing and potential competitors in the wireless arena consist of a broad range of companies engaged in the communications and entertainment businesses, including franchise cable operators, digital satellite program providers, competitive local exchange carriers ("CLECs") and regional bell operating companies ("RBOCs"). To date, we have sought to differentiate ourselves from our competitors through lower prices, streamlined pricing plans, service guarantees, high-quality customer service, system performance, and local community involvement and support. As the number of companies entering the industry increases, the impact of these differentiating factors begins to decrease. Many of the current digital satellite providers and cable companies are offering services similar to our services, but at comparable or lower monthly rates. Many of our existing or potential competitors have substantially greater name recognition and financial, technical and human resources than us and may be better equipped to develop and operate systems providing subscription television service. Our principal existing competitors are described below.

MARKETS
We intend to operate under a decentralized management structure in order to maximize our local presence in each market. To enhance our operating efficiency and maintain quality customer service, we intend to consolidate or "cluster" operations of systems by geographical areas. Most of our operational systems or system clusters will be managed by a regional manager. Each operating system will be staffed with customer service and sales representatives and service technicians. We intend to offer most of our non-executive employees incentive compensation programs that are tied to service quality levels and sales goals. Pricing and programming decisions will be made at the local level, subject to review by our executive management.

EQUIPMENT AND FACILITIES
Our wireless systems will utilize a diverse array of subscriber equipment based on many topographical considerations. We are not dependent upon any one supplier for its equipment.


                             DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 5959 W. Century Blvd., Suite 573, Los Angeles, CA. We occupy approximately 1,000 square feet of office space on a month-to-month rental of $700 per month.

Our accounting and administrative offices are located at 555 H Street, Suite H, Eureka, CA. We have 1,104 square feet on a month-to-month rental of $1,195 per month.

Our facilities for subsidiaries, IBC in Matthews, NC, and AppState.net in Boone, NC, Futura in Cabot, Arkansas are leased.

                                LEGAL PROCEEDINGS

On December 1, 2004, a judgment was entered against Internet Ventures, Inc., a wholly owned subsidiary, in favor of Catherine and Joe Santistevan in the amount of $1,367,500 (Case No. CV022344). The Santistevans filed the suit against Internet Ventures, Inc. to enforce obligations under a promissory note issued by Internet Ventures, Inc. in August 2000. After discussions with legal counsel, we believed the amount of the judgment would be mitigated in a full hearing on the matter, which we intended to vigorously pursue. We currently have $459,755 recorded in notes and notes interest payable, and a contingent liability in the amount of $934,136 has been established. On July 14, 2005, we received notice from the Superior Court of San Joaquin County, Stockton, California that the motion to set aside the default judgment was denied. That decision was appealed. In addition, our legal counsel is currently in negotiations with plaintiff's counsel to settle the matter amicably.

We have seven default judgments against us for a total amount of $163,367. Five of these judgments have settlements in place with total aggregate balances of $85,778. The amounts are recorded in accounts payable. We are currently not performing under the terms of the settlements.

On October 19, 2005, a complaint was erroneously served on IVI Communications, Inc., fka Internet Ventures, Inc. by Annette S. Paoletti, as Successor Trustee of the Clare P. and Evelyn B. McEnerney Family Trust, for unspecified damages resulting from the delinquent payment of principal and interest on a note payable from Internet Ventures, Inc. IVI Communications, Inc. has contested this complaint. A note payable and accrued interest in the amount of $234,029 is recorded in notes payable and interest on notes payable. Our counsel has answered the complaint and in addition is currently in negotiations with plaintiff's counsel to settle the matter amicably.


                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists the executive officers and directors of the Company as of April 13, 2006:

Name                  Age     Position
------------------   -----    --------------------------------------------
Nyhl Henson           57      Chief Executive Officer, President, Chairman
                              and Director
Charles Roodenburg    53      Chief Financial Officer, Chief Operating Officer
                              and Director

TERMS OF DIRECTORS
The Director's terms expire at the next annual shareholder's meeting following their election. Mr. Henson and Mr. Roodenburg have served as directors of IVI Communications, Inc. since the Turer acquisition in May 2002, and prior to that, Mr. Henson was a director of Internet Ventures, Inc.

BUSINESS EXPERIENCE OF THE DIRECTORS AND EXECUTIVE OFFICERS

NYHL HENSON, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
Nyhl Henson is Chairman and CEO of IVI Communications, Inc. Mr. Henson served as Chairman and CEO of Internet Ventures, Inc. from June 2000 until the reverse merge in Turer Corporation in April 2002. Under Mr. Henson's leadership, IVI Communications is developing a nationally branded broadband network, Lickity-SplitSM, currently being tested in the company's Boone, North Carolina ISP, Appstate.Net. IVI Communications recently acquired IBC Wireless, a leading broadband network system designer and equipment reseller since 1997. By these strategic acquisitions Mr. Henson has positioned IVI Communications to implement the Company's plan to deliver broadband Internet access to underserved markets across the country.

Mr. Henson is most noted for his role in the development of Nickelodeon, MTV Networks, Inc., and CMT (Country Music Television). He is considered to be a pioneer in pay-per-view television spearheading such live events as the boxing matches of Leonard vs. Hearns and Holmes vs. Cooney, "Rolling Stones" and "The Who" rock concerts, and the musical "Sophisticated Ladies," live from Broadway. Previously, Mr. Henson served on the task force for Warner Cable's precursor to the Internet, Qube, the nation's first 30 channel two-way interactive cable system.

Mr. Henson helped to create Music Village Group, a Nashville-based entertainment Company, and Music Village USA, a 40-acre theme park. Mr. Henson was named Chairman and CEO of Country Music Television when Music Village acquired the fledgling network. Mr. Henson has served as CEO of Craftsman and Scribes Creative Workshop, an award-winning New York City-based children's television production company. He also has been involved in the development of several land-based entertainment complexes including projects in Branson, Missouri and Nashville, Tennessee.

While completing a graduate level curriculum in broadband communications at Southern Illinois University Mr. Henson obtained cable franchises and produced original programming for two local markets. He was subsequently recruited by TelePromTer, then the nation's largest cable operator, to create a 24 hour cable programming format for their Reno, Nevada system. While there, he developed TeleAuction, considered to be the nation's first home shopping program, later airing in Los Angeles and in seventeen other markets.

CHARLIE ROODENBURG, CHIEF FINANCIAL OFFICER, CHIEF OPERATING OFFICER AND MEMBER OF THE BOARD OF DIRECTORS
Charlie Roodenburg has more than 25 years of business management experience in fields as diverse as distribution, automotive parts marketing and the Internet communications industry. Mr. Roodenburg has a B.S. in Finance from the University of Southern California and an M.B.A. from Pepperdine University. From 1982-92 he held various corporate management positions in the Japanese import automotive industry, working for such giants as Mitsubishi, Toyota and Mazda. During an eight-year period with Mazda (1984-1992) Mr. Roodenburg was accessory development manager, overseeing inventory control, purchasing, marketing management and international business. His entrepreneurial skills were honed by a six-year consulting stint which included such projects as the design and production of direct mail marketing programs, sales incentive programs and the development of an intranet based collateral material ordering software package. In 1997, Mr. Roodenburg, who perceived that the Internet industry offered significant long term opportunity, accepted a management position with Northcoast Internet, an Internet Ventures subsidiary located in Eureka, California. He was responsible for the launch of PeRKInet, a telco return cable broadband service in 1998 and launched a DSL broadband offering in 1999. Subsequent to his promotion to California Regional Manager, he was responsible for the operation of five brands throughout the state and completed the assimilation of a sixth brand, TomatoWeb, located in Sacramento, California. Mr. Roodenburg's division achieved and maintained EBIDTA earnings in excess of 20%. In October 2002, Mr. Roodenburg was elevated to Executive Vice President and moved to corporate headquarters to assume responsibility for corporate administration and all IVI ISP operations. In May 2002 Mr. Roodenburg was named Chief Operating Officer.

SIGNIFICANT EMPLOYEES

Name             Age      Position
------------     ---      --------------------------
Robin Tjon       61       Vice President and Controller

Robin Tjon, Vice President and Controller, has been with the Company since 1997 and has 40 years of experience in both public and private companies in a variety of industries. She was instrumental in setting accounting policies and procedures and was a key member of the team that implemented the standardized billing system for the Company. Ms. Tjon assumed total responsibility for IVIC accounting and was named VP & Controller in May 2002. She managed the completion of the four-year audit by Malone and Bailey and is responsible for preparing IVIC's SEC filings.

FAMILY RELATIONSHIPS
--------------------

THERE ARE NO FAMILY RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
----------------------------------------
The Company is not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, promoter or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations. Moreover, no bankruptcy petition has been filed by or against any business of which a director, director nominee, promoter or control person was a general partner or executive officer either at the time of such bankruptcy or within two years prior to that time.

BOARD COMMITTEES
The Company does not have any board committees. The members of the Board perform required committee functions. No qualified experts have been hired because the company is too small to afford such expense.


DIRECTOR COMPENSATION

Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

The following summary compensation table sets forth certain information concerning compensation paid to our Chief Executive Officer and our most highly paid executive officers (the "Named Executive Officers") whose total annual salary and bonus for services rendered in all capacities for the year ended June 30, 2005 was $100,000 or more.

The following table sets forth the compensation paid by the Company to its Chief Executive Officer and Directors for services in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE


                                                                 Annual                          Long-Term
                                                              Compensation                      Compensation
---------------------------------------------------------------------------------------------------------------------
              (a)                   (b)              ( c)         (d)             (e)                  (f)
---------------------------------------------------------------------------------------------------------------------
                                                                                                    Restricted
           Name and                                                          Other Annual             Stock
           principal                                Salary       Bonus       Compensation             Awards
---------------------------------------------------------------------------------------------------------------------
           position                Year               ($)         ($)             ($)                  ($)
---------------------------------------------------------------------------------------------------------------------
Nyhl Henson-                        3/31/05 (1)       240,000 None        None                                15,625
CEO / Chairman                      3/31/04           240,000 None        None                None
                                    3/31/03 (2)       240,000 None        None                               320,000
                                    3/31/02 (3)       228,333 None        None                                80,000

Charles Roodenburg-                 3/31/05 (4)        84,000 None        None                                 7,500
CFO/COO/Director                    3/31/04            84,000 None        None                None
                                    3/31/03 (5)        84,000 None        None                                20,000
                                    3/31/02 (6)        37,000 None        None                                70,000

(1) In fiscal 2005 Nyhl Henson received $121,175 cash salary, $118,825 accrued salary and 625,000 shares of the Company's stock valued at $15,625
(2) In fiscal 2003 Nyhl Henson received $240,000 cash salary and 800,000 shares of the Company's stock valued at $0.40 per share.
(3) In fiscal 2002 Nyhl Henson received $228,333 cash salary and 200,000 shares of the Company's stock valued at $0.40 per share.
(4) In fiscal 2005 Charles Roodenburg received $40,684 cash salary, $43,316 accrued salary and 300,000 shares of the Company's stock valued at $7,500.
(5) In fiscal 2003 Charles Roodenburg received $84,000 cash salary and 50,000 shares of the Company's stock valued at $0.40 per share.
(6) In fiscal 2002 Charles Roodenburg received $37,000 cash salary and 175,000 shares of the Company's stock valued at $0.40 per share.


AUDIT COMMITTEE

We do not have an Audit Committee. The members of the Board sit as the Audit Committee. No qualified financial expert has been hired because we are too small to afford such expense.

CODE OF ETHICS

The Code of Ethics is incorporated by reference to the exhibits filed with the Form 10KSB/A filed on March 8, 2004, File No 000-32797.

COMMITTEES AND PROCEDURES

(1) We do not have standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself, in lieu of committees, due to its small size.

(2) The view of the Board of directors is that it is appropriate for us not to have such a committees because all directors participate in the consideration of director nominees and the Board is so small.

(3) Each of the members of the Board which acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 781(a).

(4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5) The basis for the view of the Board of Directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6) The nominating committee will consider candidates recommended by security holders; and by security holders in submitting such recommendations, should provide a completed Directors Questionnaire to the Company.

(7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve who has a clean background. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

(8) The nominating committee's process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find anyone willing to serve who has a clean background. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock has been quoted on the Pink Sheets under the symbol IVCM.PK and moved to the OTC Bulletin Board under the symbol "IVCM.OB" on September 8, 2005.The following table shows the reported high and low closing bid quotations per share for our common stock based on information provided by the OTC Bulletin Board. Particularly since our common stock is traded infrequently, such over-the-counter market quotations reflect inter-dealer prices, without markup, markdown or commissions and may not necessarily represent actual transactions or a liquid trading market.

Year Ended March 31, 2006                          High             Low
-------------------------------------------------- ---------------- ------------
First Quarter ended June 30, 2005                  $0.14            $0.05
Second Quarter ended September 30, 2005            $0.55            $0.05
Third Quarter ended December 31, 2005              $0.603           $0.22
Fourth Quarter ended March 31, 2006                $0.24            $0.105

Year ended March 31, 2005                          High             Low
-------------------------------------------------- ---------------- ------------
First Quarter ended June 30, 2004                  $0.10            $0.10
Second Quarter ended September 30, 2004            $0.43            $0.095
Third Quarter ended December 31, 2004              $0.40            $0.13
Fourth Quarter ended March 31, 2005                $0.18            $0.10

STOCKHOLDERS

As of April 13, 2006, we believe there were approximately 684 holders of record of our common stock.

DIVIDENDS

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 13, 2006 information regarding the beneficial ownership of Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock;
(ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

    Title of            Name and Address of               Amount and Nature of        Percent of
     Class              Beneficial Owner                 Beneficial Ownership         Class (1)
     -----              ----------------                 --------------------         ---------
Common Stock           IVI Shareholder Trust                    25,770,514               33.05%
                       5959 W Century Blvd Suite 573
                       Los Angeles, CA 90045
                       Nyhl Henson, Trustee

Common Stock           Broadspot World Wide Wireless, Inc.       3,998,031                5.13%
                       5959 W Century Blvd Suite 573
                       Los Angeles, CA 90045
                       Nyhl Henson, CEO/Director

Common Stock           Nyhl Henson, CEO/Director (2)            31,103,545               39.88%
                       5959 W Century Blvd Suite 573
                       Los Angeles, CA 90045

Common Stock           Charles Roodenburg, CFO/Director(3)         600,000                1.92%
                       5959 W Century Blvd Suite 573
                       Los Angeles, CA 90045

Common Stock           Directors & Officers As A Group (4)      35,003,545               40.65%
_________________________

                                       22

* less than 1%
(1) This table is based on 77,985,587 shares of Common Stock outstanding on April 13, 2006.
(2) Does not include 2,400,000 shares of preferred stock held by Mr. Henson. Includes shares held by IVI Shareholder Trust, of which Mr. Henson is the Trustee.
(3) Does not include 900,000 shares of preferred stock held by Mr. Roodenburg.
(4) Includes shares held by IVI Shareholder Trust of which Mr. Henson is the Trustee.


                               SELLING SHAREHOLDER

The following table presents information regarding the selling stockholder. A description of the selling stockholder's relationship to us and how the selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                     Shares Beneficially Owned    Shares Beneficially Owned After
                                         Prior to Offering               the Offering(2)
Selling Stockholder                    Number      Percent(1)        Number         Percent(1)
-------------------                    ------      ----------        ------         ----------
Cornell Capital Partners LP.        3,821,294 (2)     4.9%             -0-               --


Total                               3,821,294                           -0-              -0-

* less than 1%.

(1) Applicable percentage ownership is based on 77,985,587 shares of common stock outstanding as of April 13, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 13, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of shares issuable upon conversion of convertible debentures. For purposes of calculating Cornell Capital Partners LP's percentage beneficial ownership, does not include 18,428,706 registered on behalf of this person, as follows: (i) 14,928,706 shares issuable upon conversion of convertible debentures and (ii) 3,500,000 shares issuable upon exercise of warrants. Pursuant to provisions in the convertible debentures and the warrants, Cornell's beneficial ownership of our common stock is limited to 4.9% of the total outstanding, which limitation may only be waived upon 61-day notice. Under the terms of a registration rights agreement between us and Cornell Capital, we are required to register 22,250,000 shares that may be issued upon conversion of the convertible debentures. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since 2001 there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

                            DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws, each as amended, is only a summary. You should also refer to the copies of our articles of incorporation and bylaws which are included as exhibits to our Report on Form 10-KSB/A filed with the SEC on March 8, 2004. Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock $0.001 par value per share. As of April 13, 2006, there are 77,985,587 shares of common stock issued and outstanding and 4,000,000 shares of Series "A" preferred stock issued and outstanding.

COMMON STOCK

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the board of directors out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

PREFERRED STOCK

Shares of preferred stock may be issued from time to time in one or more series as may from time to time be determined by our Board of Directors. Our Board of Directors has authority, without action by the stockholders, to determine the voting rights, preferences as to dividends and liquidation, conversion rights and any other rights of such series. Any preferred shares, if and when issued in the discretion of the Board of Directors, may carry voting, conversion or other rights superior to those of the shares of common stock and may adversely affect the voting power and rights of the common stockholders.

On March 20, 2006, we filed a Certificate of Designation, Powers Preferences and Rights of Series "A" Preferred Stock with the state of Nevada. The Certificate of Designation authorizes us to issue up to 4,000,000 shares of Series "A" Preferred Stock, par value $0.001 per share. The Series A Preferred Stock has a stated value of $0.05 and a liquidation preference over our common stock and any other class or series of capital stock whose terms expressly provide that the holders of Series A Preferred Stock should receive preferential payment. Holders of Series A Preferred Stock are entitled to vote on all matters submitted to our shareholders of and are entitled to two votes for each share of Series A Preferred Stock owned. Holders of shares of Series "A" Preferred Stock vote together with the holders of common stock on all matters and do not vote as a separate class.

Beginning one year from the date of issuance of the Series A Preferred Stock, each one share of Series A Preferred Stock is convertible, at the option of the holder, into ten shares of our common stock. However, holders cannot convert any share of Series A Preferred Stock if the Company reports annual revenue less than ten million (10,000,000) dollars. Notwithstanding the limitation on any conversions of the Series A Preferred Stock when the Company's annual revenue is less than ten million (10,000,000) dollars, if prior to one year from the date of issuance, there is a sale or other disposition of all or substantially all of our assets, a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or upon a consolidation, merger or other business combination where we are not the survivor, then immediately prior to such event each holder of Series A Preferred Stock may convert any or all of such holder's shares of Series A Preferred Stock into common stock as described above. The Certificate of Designation also provides that the holders of Series A Preferred Stock shall be entitled to any distribution by us of our assets, which would have been payable to the holders of the Series A Preferred Stock with respect to the shares of Common Stock issuable upon conversion had such holders been the holders of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

CONVERTIBLE DEBENTURES

On March 27, 2006 we entered into a securities purchase agreement with Cornell Capital Partners L.P. providing for the sale by us to Cornell of our 12% secured convertible debentures in the aggregate principal amount of $600,000 of which $200,000 was advanced immediately. The second installment of $200,000 was advanced on April 17, 2006. The last installment of $200,000 will be advanced two business after the date the registration statement, of which this prospectus forms a part, is declared effective.

The Convertible Debentures mature on the third anniversary of the date of issuance and we are not required to make any payments until the maturity date. Holders of the Debentures may convert at any time amounts outstanding under the debentures into shares of our common stock at a conversion price per share equal to the lower of (i) $0.20 or (ii) ninety percent (90%) of the lowest closing Bid Price of the Common Stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell has agreed not to short any of the shares of Common Stock. We have the right to redeem a portion or all amounts outstanding under the debenture prior to the maturity date at a 20% redemption premium provided that the closing bid price of our common stock is less than $0.20.

A holder of the Convertible Debenture may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest.

On March 1, 2006 we issued a 9% Convertible Note to James Farinella in the principal sum of Two Hundred Fifty Seven Thousand Five Hundred Dollars that becomes due and payable on May 15, 2006, together with accrued and unpaid interest provided at a rate per annum of 9%, compounded quarterly on each June 1; September 1; December 1 and March 1 occurring through the Maturity Date or any extension thereof. In the event we receive funding in the amount of at least Six Hundred Thousand Dollars (US$600,000), Forty Five Thousand Dollars (US$45,000) shall immediately become due and payable to the Holder.

At any time prior to the Maturity Date, at the option of Holder in his sole discretion, all or any portion of the then outstanding Principal Amount of the Convertible Note may be converted into a number of Shares equal to the amount of the then outstanding Principal Amount to be converted divided by the Conversion Price of $.05 per share. The Holder is entitled to a total of three (3) Optional Conversions, each in an amount of not less than $70,000.

The Holder shall have piggyback rights with respect to the conversion shares on any registration subsequent to this registration statement of which this prospectus forms a part hereof; we file any Registration Statement prior to the full repayment of the Principal Amount, or any liquidated damages amount, together with any accumulated interest thereon.

WARRANTS

As of the date hereof, we have issued an aggregate of 500,825 warrants to purchase shares of our common stock at exercise prices ranging from $2.50 to $5.00 and which expire in 2010 and 26,880 warrants to purchase shares of our common stock at an exercise price of $.50 which expire in 2007.

In addition, in March 2006, pursuant to the Securities Purchase Agreement with Cornell Capital Partners L.P. we issued five-year warrants to purchase 2,000,000 and 1,500,000 shares of Common Stock at $0.30, and $0.40, respectively.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. One Preston Park, 2302 Ohio Drive, Suite 100, Plano Texas 75093.


                              PLAN OF DISTRIBUTION

The selling stockholder, or its pledgees, donees, transferees, or any of its successors in interest selling shares received from the named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be a selling stockholder) may sell the common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholder may sell the common stock by one or more of the following methods, without limitation:

      o Block trades in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o An exchange distribution in accordance with the rules of any stock exchange on which the common stock is listed;
      o Ordinary brokerage transactions and transactions in which the broker solicits purchases;
      o     Privately negotiated transactions;
      o     In connection with short sales of company shares;
      o Through the distribution of common stock by any selling stockholder to its partners, members or stockholders;
      o     By pledge to secure debts of other obligations;

      o In connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;
      o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
      o     In a combination of any of the above.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the common stock. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the stocks at a stipulated price per share. If the broker-dealer is unable to sell common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the common stock is then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the common stock in accordance with Rule 144 or Rule 144A under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or person to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those common stock. A selling stockholder may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify us against specified liabilities.

The common stock offered by this prospectus was originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the common stock issued to the selling stockholders under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until all of the securities registered under this registration statement have been sold. We have agreed to pay all expenses incident to the registration of the common stock held by the selling stockholders in connection with this offering, but all selling expenses related to the securities registered shall be borne by the individual holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

We cannot assure you that the selling stockholders will sell all or any portion of the common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus.

                                  LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

The March 2005 and 2004 financial statements included in the Prospectus have been audited by Bagell, Josephs & Company, L.L.C., certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors'
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

             ANTI-TAKEOVER EFFECTS OF PROVISIONS OF NEVADA STATE LAW

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm .....................F-2

Consolidated Balance Sheets:
   Years ended March 31, 2005 and 2004.......................................F-3
Consolidated Statements of Operations:
   Years ended March 31, 2005 and 2004.......................................F-4
Consolidated Statements of Changes in Stockholders' (Deficit):
    Years ended March 31, 2005 and 2004......................................F-5
Consolidated Statements of Cash Flows:
    Years ended March 31, 2005 and 2004..................................F-6-F-7
Notes to the Condensed Consolidated Financial Statements................F-8-F-28


Condensed Consolidated Balance Sheets:
 As of December 31, 2005....................................................F-29
Condensed Consolidated Statements Of Operations for the:
    Nine Months and Three Months ended December 31 2005.....................F-30
Condensed Consolidated Statements Of Cash Flows for the:
    Nine Months and Three Months ended December 31 2005................F-31-F-32
Notes to Condensed Consolidated Financial Statements...................F-33-F-43


Pro Forma Financial Information
of IVI Communications Inc. and Subsidiaries (Unaudited)

Introduction to Pro Forma Condensed Financial Statements....................F-45

Unaudited Pro Forma Condensed Consolidated  Balance Sheet as of
    December 31, 2005.......................................................F-45

Unaudited Pro Forma Condensed  Statements of Operations:
    Nine months ended December 31, 2005.....................................F-46
    Year ended March 31, 2005...............................................F-47

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

Board of Directors
IVI Communications, Inc. and Subsidiaries
Los Angeles, California

We have audited the accompanying consolidated balance sheets of IVI Communications, Inc. and Subsidiaries as of March 31, 2005 and 2004 and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements for the years ended March 31, 2005 and 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the consolidated financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regard to these matters are also discussed in
Note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IVI Communications, Inc. and Subsidiaries as of March 31, 2005 and 2004 and the results of its operations, changes in stockholders' (deficit) and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

BAGELL, JOSEPHS & COMPANY, L.L.C.
/s/ BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
June 30, 2005


MEMBER OF:     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
               PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS



                              IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                                     CONSOLIDATED BALANCE SHEETS
                                       MARCH 31, 2005 AND 2004

                                               ASSETS

                                                                           2005            2004
                                                                       ------------    ------------
CURRENT ASSETS
    Cash and cash equivalents                                          $    124,071    $        105
    Accounts receivable, net                                                346,421              --
    Inventory                                                                62,300              --
    Other current assets                                                      4,507           1,426
                                                                       ------------    ------------

TOTAL CURRENT ASSETS                                                        537,299           1,531
                                                                       ------------    ------------

Equipment, net of $4,320 in accumulated depreciation                         47,520              --
                                                                       ------------    ------------

OTHER ASSET
   Goodwill, net of impairment                                            3,437,548              --
                                                                       ------------    ------------

TOTAL ASSETS                                                           $  4,022,367    $      1,531
                                                                       ============    ============

                               LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
    Current portion of installment debt                                $     18,989    $     25,241
    Current portion of notes payable                                      1,100,523         948,884
    Accounts payable and accrued liabilities                              2,686,713       4,055,676
    Customer deposits and prepayments                                            --              --
    Current portion of obligations under capital lease                       15,561              --
    Liability for stock to be issued                                      2,574,312              --
    Net liabilities from discontinued operations                                 --              --
    Convertible debentures                                                  576,750         336,750
                                                                       ------------    ------------

TOTAL CURRENT LIABILITIES                                                 6,972,848       5,366,551
                                                                       ------------    ------------

LONG-TERM LIABILITIES
    Installment debt, net of current portion                                  1,116          20,106
    Notes payable, net of current portion                                   220,000              --
    Obligations under capital lease, net of current portion                  30,755              --
    Loan payable officer                                                     25,349              --
                                                                       ------------    ------------
TOTAL LONG-TERM LIABILITIES
                                                                            277,220          20,106

TOTAL LIABILITIES                                                         7,250,068       5,386,657
                                                                       ------------    ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)
Preferred stock, $.001 par value; 5,000,000 shares authorized;
  0 shares issued and outstanding                                                --              --
Common stock, $.001 par value; 100,000,000 and 50,000,000 shares
  authorized 66,539,685 and 45,420,514 shares issued and outstanding         66,539          45,420
    Additional paid-in capital                                           20,215,480      14,467,608
    Subscription receivable                                              (2,023,173)             --
    Accumulated deficit                                                 (21,486,547)    (19,898,154)
                                                                       ------------    ------------

TOTAL STOCKHOLDERS' (DEFICIT)                                            (3,227,701)     (5,385,126)
                                                                       ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                          $  4,022,367    $      1,531
                                                                       ============    ============


        The accompanying notes are an integral part of the consolidated financial statements.

                                                F-3


                          IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

                                                                    2005            2004
                                                                ------------    ------------

OPERATING REVENUE                                               $    775,594    $      3,398
COST OF OPERATIONS                                                   576,436              --
                                                                ------------    ------------
GROSS PROFIT                                                         199,158           3,398
                                                                ------------    ------------

OPERATING EXPENSES
   Selling                                                                --             805
   General and administrative                                        818,920          95,785
   Services paid with stock issuance                                 702,879          70,000
   Services paid with convertible debenture                           25,000              --
   Impairment                                                             --         159,500
   Depreciation                                                        4,320          89,776
                                                                ------------    ------------
Total operating expenses                                           1,551,119         415,866
                                                                ------------    ------------
OPERATING (LOSS)                                                  (1,351,961)       (412,468)
                                                                ------------    ------------

OTHER (EXPENSE)
    Interest expense                                                (236,432)       (256,635)
                                                                ------------    ------------
Total other (expense)                                               (236,432)       (256,635)
                                                                ------------    ------------

LOSS BEFORE INCOME TAXES                                          (1,588,393)       (669,103)
    Provision for income taxes                                            --              --
                                                                ------------    ------------

LOSS FROM CONTINUING OPERATIONS                                   (1,588,393)       (669,103)

    (Loss) from discontinued operations (net of income taxes)             --      (1,333,133)
    Gain on sale of subsidiaries                                          --       1,742,062
                                                                ------------    ------------
NET LOSS                                                        $ (1,588,393)   $   (260,174)
                                                                ============    ============

BASIC AND DILUTED INCOME (LOSS) PER SHARE
    Basic and diluted from continuing operations                $      (0.03)   $      (0.02)
                                                                ============    ============
    Basic and diluted from discontinued operations              $         --    $      (0.05)
                                                                ============    ============
    Basic and diluted from sale of subsidiaries                 $         --    $       0.06
                                                                ============    ============

AVERAGE WEIGHTED NUMBER OF BASIC AND DILUTED
 COMMON SHARES OUTSTANDING                                        58,988,111      29,557,754
                                                                ============    ============



    The accompanying notes are an integral part of the consolidated financial statements.


                                             F-4





                                             IVI COMMUNICATIONS, INC. AND SUBSIDIAIRES
                                   CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
                                            FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

                                                                         Additional
                                                  Common Stock             Paid-in      Subscription   Accumulated
                                              Shares         Amount        Capital       Receivable      Deficits        Total
                                           ------------   ------------   ------------   ------------   ------------   ------------

Balance, March 31, 2003                      30,270,514   $     30,270   $ 14,531,557   $         --   $(19,637,980)  $ (5,076,153)
Issuance of shares for services                 350,000            350         69,650             --                        70,000
Cancellation of shares for QuickCom          (3,200,000)        (3,200)      (131,383)            --                      (134,583)
Issuance of shares for
   Broadspot Agreement                       18,000,000         18,000        (18,000)            --                            --
Discount on note payable
   and accrued interest                              --             --         15,784             --                        15,784
Net loss for the year                                --             --             --             --       (260,174)      (260,174)
                                           ------------   ------------   ------------   ------------   ------------   ------------
Balance, March 31, 2004                      45,420,514         45,420     14,467,608             --    (19,898,154)    (5,385,126)
Issuance of shares for services,
  compensation and legal settlements         11,648,786         11,649        691,230             --             --        702,879
Issuance of shares for cash                   8,609,385          8,609      2,349,564     (2,023,173)            --        335,000
Issuance of shares for acquisition              100,000            100         99,900             --             --        100,000
Issuance of shares in conversion of
   notes payable                                362,703            363        123,249             --             --        123,612
Issuance of shares in conversion of
   accounts payable and accrued interest        398,297            398        135,072             --             --        135,470
Settlement of vendor payables                        --             --      1,089,637             --             --      1,089,637
Settlement of arbitration/litigation
   claims                                            --             --      1,259,220             --             --      1,259,220
Net loss for the year                                --             --             --             --     (1,588,393)    (1,588,393)
                                           ------------   ------------   ------------   ------------   ------------   ------------
Balance, March 31, 2005                      66,539,685   $     66,539   $ 20,215,480   $ (2,023,173)  $(21,486,547)  $ (3,227,701)
                                           ============   ============   ============   ============   ============   ============


                       The accompanying notes are an integral part of the consolidated financial statements.

                                                               F-5




                       IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOW
                      FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

                                                               2005           2004
                                                            -----------   -----------
CASH FLOW FROM OPERATING ACTIVITIES
CONTINUING OPERATIONS:
   Net loss                                                 $(1,588,393)  $  (260,174)
                                                            -----------   -----------
   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
     PROVIDED BY (USED IN) OPERATING ACTIVITIES:
     Depreciation                                                 4,320       108,612
     Issuance of stock for services and interest                702,879        70,000
     Bad debt                                                        --            --
     Impairment                                                      --       159,500
     Gain on debt forgiveness                                        --            --

  CHANGES IN ASSETS AND LIABILITIES
     Decrease in accounts receivable                                 --            --
     Decrease in other current assets                                --            --
     Decrease in other assets                                        --            --
     (Increase) in accounts receivable                         (150,894)           --
     (Increase) in inventory                                    (62,300)           --
     (Increase) decrease in other current assets                 (3,081)       25,635
     Increase in accounts payable and accrued liabilities       761,950       303,946
     Increase (decrease) in amounts due to officer                   --       (92,263)
                                                            -----------   -----------
     Total adjustments                                        1,252,874       575,430
                                                            -----------   -----------
     Net cash provided by (used in) operating
        activities - continuing operations                     (335,519)      315,256
                                                            -----------   -----------

DISCONTINUED OPERATIONS:
     (Gain) on sale of subsidiaries                                  --    (1,742,062)
     Cash (used in) discontinued operations                          --      (209,006)
                                                            -----------   -----------

     Net cash (used in) operating activities -
        discontinued operations                                      --    (1,951,068)
                                                            -----------   -----------

     Net cash (used in) operating activities                   (335,519)   (1,635,812)
                                                            -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of capital expenditures                            (1,840)           --
     Proceeds from sale of subsidiaries, net                         --     1,795,000
     Collections of receivables of California operations             --        41,062
     Capital expenditures                                            --            --
                                                            -----------   -----------
       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       (1,840)    1,836,062
                                                            -----------   -----------



 The accompanying notes are an integral part of the consolidated financial statements.


                                         F-6


                         IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOW
                        FOR THE YEARS ENDED MARCH 31, 2005 AND 2004

                                                                    2005          2004
                                                                 -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of common stock, net                     335,000            --
     Proceeds from note payable                                       10,000            --
     Proceeds from convertible debentures                            215,000            --
     Payments on installment note payable                            (25,242)      (48,603)
     Convertible debenture issued for services                        25,000            --
     Payments on obligation of capital lease                          (3,684)           --
     Payments on note payable                                        (94,749)     (151,799)
                                                                 -----------   -----------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES           461,325      (200,402)
                                                                 -----------   -----------


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 123,966          (152)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                            105           257
                                                                 -----------   -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                          $   124,071   $       105
                                                                 ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash  paid during the period for:
         Interest paid                                           $     9,563   $    87,646
                                                                 ===========   ===========
         Income taxes paid                                                --            --
                                                                 ===========   ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION:

Acquisition of Internet Business Consulting / AppState.net, LLC
    Accounts receivable                                          $    94,108   $        --
    Equipment                                                         50,000            --
    Accounts payable and accrued expenses                           (277,344)           --
    Obligation under capital lease                                   (50,000)           --
                                                                 -----------   -----------
    Net liabilities acquired                                        (183,236)           --

    Notes payable to IBC/AppState                                   (580,000)           --
    Issuance of stock ($100,000 issued in FY 2005)                (2,674,312)           --
    Goodwill                                                       3,437,548            --
                                                                 -----------   -----------

     Total                                                       $        --   $        --
                                                                 ===========   ===========

Common stock issued for vendor payables and accrued interest     $   135,470   $        --
                                                                 ===========   ===========
Common stock issued in conversion of notes payable               $   123,612   $        --
                                                                 ===========   ===========
Common stock issued for services and debt settlement             $   702,879   $    70,000
                                                                 ===========   ===========
Settlement of vendor payables and arbitration/litigation claims  $ 2,348,857   $        --
                                                                 ===========   ===========
Discount of note payable and accrued interest                    $        --   $    15,784
                                                                 ===========   ===========

   The accompanying notes are an integral part of the consolidated financial statements.


                                            F-7

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The Company was formed in California in September 1995 to acquire traditional local and regional Internet access Service Providers (ISP's) in the Western States to achieve economies of operation and accelerated growth through centralized management.

Effective May 23, 2002, Internet Ventures, Inc. agreed to recapitalize with Turer Corporation by becoming a wholly owned subsidiary of Turer. To accommodate this recapitalization, the 11,930,746 shares then outstanding of Internet Ventures, Inc. were exchanged for 11,930,746 shares of Turer. In August 2002, Turer changed its name to IVI Communications, Inc.

For accounting purposes, the transaction has been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, IVI Communications, Inc. will be treated as the continuing entity for accounting purposes, and the financial statements presented herein are those of IVI Communications, Inc.

From inception through September 1999, 13 acquisitions were completed in Colorado, California, Oregon and Washington state. In August 2000, all of the Washington state operations were sold. In December 2002 and March 2003, all of the California operations were sold. In May 2003, all of the Oregon operations were sold, and in July 2003, the Colorado operations were sold. Assets, liabilities and operating results in these states for the periods presented are segregated on the accompanying consolidated financial statements as discontinued operations.

On June 29, 2004, the Company issued 4,500,000 shares of common stock to management and consultants as an S-8 stock issuance. On July 1, 2004, the Company amended its Articles of Incorporation and pursuant to a board resolution, increased the authorized level of common stock from 50,000,000 to 100,000,000. In addition, the Company's board of directors' authorized a 2:1 stock split on July 2, 2004. All share and per share amounts have been restated to reflect retroactive treatment of this stock split in 2004 and for 2005 shares issued prior to the stock split.

On October 27, 2004, the Company filed an amended S-8, bringing the total number of registered shares that will be classified as unrestricted to 12,000,000.

On January 31, 2005, the Company completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC. The Company paid one times annual revenue in a stock exchange with the shares valued at $1.00 per share, plus $580,000 cash to be paid over a two-year period. The purchase approximated 3.2 million dollars.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in consolidation.

     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. There were no cash equivalents as of March 31, 2005 and 2004.

The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At March 31, 2005 and 2004, the Company had $9,907 and $ 0 in excess of the insured limit, respectively.

     Revenue Recognition

Internet service subscription revenues are recognized over the period that services are provided. The Company generally bills for Internet access service on the terms that range from one month to one year in advance. Monthly access fees are not prorated, and refunds are not given for partial months. Therefore, revenues for the first month of service paid in advance are recognized at the inception of the service month. Revenues for terms of service greater than one month that are paid in advance are deferred and amortized over the period in which the services are provided.

Consulting revenues are recognized upon the service being provided. All equipment sales are final upon delivery of the merchandise.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Inventory

Inventory is stated at the lower of cost or market, utilizing the first-in, first-out method. The cost of finished goods includes the cost of raw materials, packaging supplies, direct and indirect labor and other indirect manufacturing costs.

     Income Taxes

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

         Fair Value of Financial Instruments

         The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

         Advertising Costs

         The Company expenses the costs associated with advertising as incurred. Advertising and expenses are included in general and administrative expenses in the consolidated statements of operations for the years ended March 31, 2005 and 2004. Advertising costs for the years ended March 31, 2005 and 2004 were $397 and $ 0, respectively.

         Equipment

         Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to five years.

         When the assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The allowance for doubtful accounts as of March 31, 2005 is $150,595.

     Reclassifications

Certain amounts for the year ended March 31, 2004 have been reclassified to conform to the presentation of the March 31, 2005 amounts. The reclassifications have no effect on net loss for the year ended March 31, 2004.

     Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2005 and 2004 because inclusion would have been antidilutive.

The options that would have been available at March 31, 2005 and 2004 are 264,000 and 324,000, respectively. The warrants that would have been available at March 31, 2005 and 2004 are 527,705 and 527,705 respectively.

     Goodwill and Other Intangible Assets

In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company recorded $3,437,548 in goodwill in its acquisition of Internet Business Consulting and AppState.Net, LLC. Management has determined that there has been no impairment of goodwill as of March 31, 2005.

     Stock-Based Compensation

Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123".

The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Stock-Based Compensation (Continued)

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

     Recent Accounting Pronouncements

On October 3, 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and portions of Accounting Principles Board Opinion 30, "Reporting the Results of Operations." This Standard provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Standard also requires expected future operating losses from discontinued operations to be displayed in the period (s) in which the losses are incurred, rather than as of the measurement date as presently required. The adoption of SFAS No. 144 had an impact on the Company's results of operations and financial position for the fiscal year ended March 31, 2004

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements (Continued)

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales leaseback transactions.

Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this standard that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 had an impact on the Company's results of operations and financial position for the fiscal year ended March 31, 2004.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements (Continued)

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements (Continued)

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recent Accounting Pronouncements (Continued)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(e)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FAS
151), "Inventory Costs - an amendment of ARB No. 43, Chapter 4". FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

NOTE 3 - EQUIPMENT

Equipment as of March 31, 2005 and 2004 were as follows:

     Estimated Useful Lives (Years)
                                                2005             2004
     Equipment                       3-5      $  51,840        $       0

     Less accumulated depreciation               (4,320)              (0)
                                              ---------        ---------
     Equipment, net                           $  47,520        $       0
                                              =========        =========

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 3 - EQUIPMENT (CONTINUED)

Depreciation expense was $ 4,320 and $ 0 for the years ended March 31, 2005 and 2004, respectively.

NOTE 4 - INSTALLMENT DEBT

Installment debt consists of approximately 11 notes for various pieces of equipment. The Company has not reflected the asset value on the books because the assets are considered to have no value remaining.

These assets are however collateral for the debt. The Company has reflected these balances in the consolidated balance sheets as installment debt and in accounts payable. The portion in accounts payable represents the amounts overdue, and the portion in installment debt represents the amounts still due under the agreements.

The installment debt liability at March 31, 2005 and 2004 is $20,105 and $45,347, respectively. Of the $20,105 remaining at March 31, 2005, $18,989 is current, and the remaining $1,116 is due through fiscal 2007.

NOTE 5 - NOTES PAYABLE

In accordance with the purchase agreement between the Company and Internet Business Consulting and AppState.net, LLC, the Company entered into two separate note agreements.

The Company agrees to make 12 monthly payments of $8,334 with the first payment due with the signing of the agreement. The Company made 1 payment in fiscal 2005 and has a remaining balance of $91,674, which is all reflected as a current liability in the consolidated balance sheet at March 31, 2005. The Company also entered into an agreement to make 24 payments of $20,000 all due no later than the 1st day of the month following completion of IBC's and AppState's audits (April 2005) and then on the 1st day of each subsequent month thereafter until paid in full. IBC and AppState may, at their option up and until all payments have been made, have any or all of this paid as part of an employment contract with James Hollis, the owner of IBC, as compensation. The Company made 1 payment in fiscal 2005 and has a remaining balance of $460,000 with $220,000 reflected as a long-term liability and $240,000 reflected as a current liability in the consolidated balance sheet at March 31, 2005.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 5 - NOTES PAYABLE (CONTINUED)

The Company borrowed a total of $1,077,955 from 22 different individuals during 1999 through the present, at interest rates ranging from 7-12%, with no collateral and payment terms of 2 or 3 years. As of March 31, 2005 and 2004, all amounts unpaid are overdue. As of March 31, 2005, the note payable balance is $768,849 and the accrued interest on those notes as of March 31, 2005 is $434,680. These amounts are reflected as current liabilities in the consolidated balance sheet at March 31, 2005.

During the year ended March 31, 2005, 603,498 shares of common stock were issued to convert $123,612 in notes payable and $81,920 in accrued interest associated with the debt. The stock and values were done at fair market value.

In connection with the acquisition of QuickCom, the Company borrowed $100,000 from an investor at 12% interest, unsecured, and with 125,000 additional warrants exercisable at $.10 per share. These warrants have a fair value estimated by Management at $.38 per share, with the $.28 per share difference of $35,000 recognized as interest expense in the year ended March 31, 2003. The note was repaid in November 2003 at a discount of $92,000. The remaining $8,000 was reclassified to additional paid in capital along with accrued interest of $7,584.

NOTE 6 - CONVERTIBLE DEBENTURES

The Company sold units of securities for $984,428 to about 100 individuals during 1998 and 1999. Each unit consisted of one share of common stock and one debenture with interest at 12%, no collateral, and an original due date of December 2001. The debentures are convertible at any time at $7.50 per share. In late 1999 to early 2000, the Company converted $373,128 in debentures into common stock. In mid-2002, the Company offered conversions at $.40 per share and 32 individuals with a face amount of $274,550 plus accrued interest of $101,254 accepted this conversion to 939,511 shares of common stock.

The Company sold units of securities for $215,000 to 14 individuals/entities in December 2004. The debentures accrue interest at 10% per annum and are due December 31, 2005. The conversion price shall be $.10 per common share. Additionally, the Company sold $25,000 to 1 entity in January 2005. This debenture, which was for services rendered, also accrues interest at 10% per annum and is due January 31, 2006. The conversion price shall be $.10 per common share. No conversions or repayments of the debentures have occurred as of March 31, 2005. No beneficial conversion feature was recorded due to the conversion price exceeding the fair market value of the shares of common stock.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 7 - OBLIGATION UNDER CAPITAL LEASE

AppState is the lessee of equipment under a capital lease expiring in December 2007.

Minimum lease payments under capital leases at March 31, 2005, are as follows:

         2006                                               $  19,020
         2007                                                  19,020
         2008                                                  15,336
                                                             ---------
            Less: amounts representing interest                (7,060)
            Less: current portion                             (15,561)
                                                            ---------
                Long-term portion                           $  30,755
                                                            =========

NOTE 8-  STOCKHOLDERS' DEFICIT

Common Stock

As of March 31, 2005 and 2004, the Company has 100,000,000 and 50,000,000 shares of common stock authorized and 66,539,686 and 45,420,514 issued and outstanding, respectively.

The following details the stock transactions for the year ended March 31, 2004.

The Company issued 350,000 shares of common stock for services valued at $70,000.

On March 31, 2004, the Company entered into a Stock Exchange Agreement with Broadspot World Wide Wireless, Inc. In accordance with the agreement, the Company exchanged 18,000,000 shares (post split) of its common stock for 23,000,000 shares of Broadspot.

The 23,000,000 shares represent a 76% interest in the Company. Broadspot, a Canadian company (re-domiciled to Nevada) trading on the pink sheets, has not conducted any business other than the issuance of stock and has been consolidated into these statements at March 31, 2004 the date the exchange took place. The Company recorded the transaction at par value ($18,000), with the offset adjusting paid in capital.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 8 - STOCKHOLDERS' DEFICIT (CONTINUED)

Common Stock (Continued)

The Company also cancelled 3,200,000 shares of common stock it issued in the QuickCom acquisition. These shares had been issued in the year ended March 31, 2003.

The following details the stock transactions for the year ended March 31, 2005.

On July 2, 2004, the Company's board of directors approved a 2:1 stock split that increased the issued and authorized shares 27,235,257.

The Company issued 50,000 shares of common stock to the lender of a $10,000 note payable for entering into the note agreement. Since the Company's stock at the time of issuance was not trading, the Company has valued these shares at par ($50).

The Company issued 9,000,000 shares to consultants and management in the form of S-8 stock, which was issued July 1, 2004 (subsequent to the 2:1 split). These shares were valued at $225,000 ($.025 per share), the fair value of the stock at the date the shares were issued.

The Company issued 6,130,827 shares of common stock in the quarter ended September 30, 2004 under a stock subscription agreement. The shares have been valued at $2,023,173 and reflected as a subscription receivable on the condensed consolidated balance sheet. There have been no amounts received of this subscription receivable as of March 31, 2005.

The Company in the quarter ended September 30, 2004 issued a total of 1,838,017 shares of stock to consultants (1,077,017), and for conversions of notes (362,703) and accounts payable (398,297) valued at $586,804 (an average of $.31 per share), the fair value of the stock at the date the shares were issued.

The Company issued 1,999,987 shares of common stock for $280,000 in the quarter ended September 30, 2004.

The Company issued 1,057,769 shares of common stock for services valued at $193,113 in the quarter ended December 31, 2004 (275,000 of these shares were cancelled in the quarter ended March 31, 2005).

The Company issued 178,571 shares of common stock for $25,000 in the quarter ended December 31, 2004.

The Company issued 300,000 shares of common stock for cash of $30,000 in the quarter ended March 31, 2005.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 8 - STOCKHOLDERS' DEFICIT (CONTINUED)

Common Stock (Continued)

In the quarter ended March 31, 2005, the Company issued 669,000 shares of common stock for consulting services and legal services valued at $14,569; and 70,000 shares of common stock in connection with a legal settlement valued at $11,200; and 100,000 shares of common stock as the initial installment of shares in connection with the Internet Business Consulting and AppState.Net, LLC acquisition agreement valued at $100,000.

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized and 0 shares of preferred stock issued and outstanding as of March 31, 2005 and 2004, respectively.

Stock Options and Warrants

The Company in 1995 adopted three stock option plans allowing the issuance of both qualified and nonqualified options for up to 1,200,000 shares to directors, employees and consultants of the Company. The plans and warrants issuance are administered by the Board of Directors, who have substantial discretion with regards to persons, amounts, time, price, exercise terms, and restrictions, if any.

Under the Black-Scholes option-pricing model, the total value of the stock options granted in 2003 is charged to operations as these options are fully vested. SFAS No. 123, "Accounting for Stock-Based Compensation", encourages adoption of a fair-value-based method for valuing the cost of stock-based compensation. However, it allows companies to continue to use the intrinsic-value method for options granted to employees and disclose pro forma net loss. All of these options are vested as of March 31, 2005 and 2004.

The following tables summarize the activity of the Company's stock option plan:

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 8 - STOCKHOLDERS' DEFICIT (CONTINUED)

Stock Options and Warrants (Continued)

For disclosure purposes, the fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model, which approximates fair value.

If compensation expense for the Company's stock-based compensation plans had been determined consistent with SFAS 123, the Company's net income and net income per share including pro forma results would have been the amounts indicated below:

                                                          Year Ended March 31,
                                                         2005           2004
                                                    ------------   ------------
 Net loss:
   As reported                                       ($1,588,393)     ($260,174)
   Total stock-based employee compensation
      expense determined under fair value
      based method for all awards, net of
      related tax effects                                     (0)   ($1,588,393)
   Pro forma                                                  (0)     ($260,174)
 Net loss per share:
   As reported:
      Basic                                               ($0.03)        ($0.06)
      Diluted                                             ($0.03)        ($0.06)
   Pro forma:
      Basic                                               ($0.03)        ($0.06)
      Diluted                                             ($0.03)        ($0.06)


The Company has 527,705 stock warrants outstanding and vested as of March 31, 2005 and 2004. There were no warrants issued during 2005 and 2004.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 8 - STOCKHOLDERS' DEFICIT (CONTINUED)

Stock Options and Warrants (Continued)

The Company has the following warrants exercisable for the purchase of its common stock:

                                                    Year Ended
Exercise                                               March 31,
Price    Expiration Date                                2005           2004
-----    ---------------                            ------------   ------------
$0.50    February, 2007                                   26,880         26,880
$5.00    June, 2010                                      250,000        250,000
$2.50    June, 2010                                       80,000         80,000
$5.00    July, 2010                                       50,000         50,000
$2.50    July, 2010                                        2,500          2,500
$2.50    August, 2010                                     18,325         18,325
$2.00    August, 2010                                    100,000        100,000
                                                    ------------   ------------
                                                         527,705        527,705
         Weighted average exercise price            $       3.72   $       3.72

NOTE 9 - GOING CONCERN

As shown in the accompanying consolidated financial statements the Company has sustained net operating losses for the years ended March 31, 2005 and 2003, and has sustained large accumulated deficits. In addition, the Company has sold off its operations in Colorado, Oregon and California, and was operating essentially as a shell company up until January 2005, when it acquired Internet Business Consulting/AppState.net, LLC. This raises substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of restructuring the Company and is continuing to search for more profitable internet and communications related service companies to acquire.

The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 10 - ACQUISITIONS

On December 1, 2002, 1,250,000 shares were issued to acquire equipment valued at $239,084 and the intellectual property of the development stage enterprise Quick Communications Hosting, Inc. (QuickCom). This transaction also included a consulting contract with an investor for 250,000 shares, a finders' fee paid of 100,000 shares and a $100,000 loan from that investor.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 10 - ACQUISITIONS (CONTINUED)

The transaction was valued at $640,000, or $.40 per share for the total 1,600,000 shares issued. The assets acquired did not constitute an ongoing business enterprise. Therefore, Management impaired a total of $466,658, which comprised of the $640,000 net of the $239,084 assets less $65,742 of liabilities assumed. The impairment occurred in the year ended March 31, 2003.

On January 31, 2005, the Company completed the purchase of Internet Business Consulting, Inc. and AppState.Net, LLC from James R. Hollis by acquiring 100% of the stock of IBC and AppState.

The Company acquired 100% of the stock in IBC and the corporation of AppState in exchange for restricted shares of the Company's common stock valued at $1 per share on a dollar-for-dollar exchange equal to one times the annual revenue of IBC plus one times the annualized revenue of AppState estimated at 2,674,312 shares. Such shares will be restricted stock with 100,000 shares paid within 10 days of the agreement (which were issued in the quarter ended March 31, 2005 and the balance issued no later than 10 days after completion of the audits of IBC and AppState (which occurred in April 2005). The Company agrees that should the market value of its stock not be $1 per share by January 1, 2007, this will result in an adjustment of the number of shares issued in conjunction with the purchase price ("make-good" clause). The Company has recognized a liability for stock to be issued of $2,574,312 of the value of the common stock issued in April 2005.

The Company also agrees to make 12 monthly payments of $28,334 with the first payment due with the signing of this agreement, followed by 12 payments of $20,000 all due no later than the 1st day of the month following completion of IBC's and AppState's audits and then on the 1st day of each subsequent month thereafter until paid in full. IBC and AppState may, at their option up and until all payments have been made, have any or all of this paid as part of an employment contract with Hollis as compensation.

The Company also agrees to authorize Internet Business Consulting, Inc. and AppState.Net, LLC to enter into a `sell leaseback' financial transaction ("Lease") so that certain assets may, at the Company's option, be put on the Lease to enable IBC and AppState to be paid for the assets. The Company agreed to select certain assets to be put on the Lease no later than April 15, 2005.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 10 - ACQUISITIONS (CONTINUED)

Any assets not on the Lease shall remain the property of IBC and AppState. IBC and AppState has the option to store the assets at the offices of IBC and AppState until all consideration due to IBC and AppState has been paid in full. IBC and AppState agreed to the following terms of the Lease and the full terms and conditions of the Lease:

1. 24-month term with 24 equal payments.
2. $1.00 Purchase Option at the end of the Lease.
3. Acceptance Date of January 1 and a Commencement Date of May 1, 2005 (120 day "no pay" period).
4. 10% Interest Rate (rate factor of .04577).
5. Up to $100,000. The allocation of the total purchase price paid shall be determined solely by IBC and AppState, and adhere to generally acceptable accounting principals, and notice given to the Company by December 31, 2005.

NOTE 11 - PROVISION FOR INCOME TAXES

Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

At March 31, 2005 and 2004, deferred tax assets approximated the following:

                                                        2005           2004
                                                    ------------   ------------
Deferred tax assets                                 $  7,305,000   $  6,780,000
Less:  valuation allowance                            (7,305,000)    (6,780,000)
                                                    ------------   ------------
Net deferred tax assets                             $         -0-  $         -0-
                                                    ============   ============

At March 31, 2005 and 2004, the Company had accumulated deficits approximating $21,486,547 and $19,898,154, respectively, available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 12 - LITIGATION/ ARBITRATION

The Company was involved in arbitration with one of their major vendors that was set for November 15, 2004. The major vendor had claimed the Company owed them in excess of $900,000, and the Company had previously filed a complaint against this vendor for breaches of contract, fraud, misrepresentation, unfair business practices, injunction and accounting. Pursuant to mutual agreement of the parties, their respective disputes and claims were pending resolution through binding arbitration. The Company reached a confidential settlement and all parties dismissed their complaints during the quarter ended March 31, 2005.

The Company had another arbitration hearing set for November 15, 2004 with another vendor over charges the Company was billed for improper termination fees. The Company reached a confidential settlement and all parties dismissed their complaints during the quarter ended March 31, 2005.

On December 1, 2004, a judgment was entered against Internet Ventures, Inc.,a wholly owned subsidiary, in favor of Catherine and Joe Santistevan in the amount of $1,367,500. After discussions with legal counsel, the Company believes the amount of the judgment would be mitigated in a full hearing on the matter, which the company intends to vigorously pursue. The Company currently has $408,487 recorded in notes and notes interest payable, and legal counsel and management believe this amount is adequate to resolve this matter. The judgment is currently under submission by the Judge of the Superior Court of San Joaquin County, Stockton, CA.

The Company has seven default judgments against it for a total amount of $163,367.

Five of these judgments have settlements in place with total balances of $85,778. The amounts are recorded in accounts payable.

One judgment in the amount of $62,328 is in favor of an equipment leasing company and is against a wholly owned subsidiary of Internet Ventures, Inc. This is recorded under accounts payable and installment debt.

IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
MARCH 31, 2005 AND 2004

NOTE 12 - LITIGATION/ ARBITRATION (CONTINUED)

One judgment in the amount of $15,261 is in favor of a debenture holder against Internet Ventures, Inc. The amount is recorded in debentures payable, debenture interest payable, and accounts payable.

In addition, the Company is currently negotiating settlements with vendors and debt holders for amounts currently outstanding. The Company has converted $1,089,637 in old vendor payables to equity.


NOTE 13 - DISCONTINUED OPERATIONS

Sale of California Operations

On December 18, 2002 and March 12, 2003, the customer list and all operations in California were sold for approximately seven times monthly recurring revenue, or an after-the-fact determined $278,654. Net proceeds to the Company were $232,367 after $18,566 in offsets for customer deposits and a transaction finders' fee of $27,721.

Sale of Oregon Operations

On May 1, 2003, the customer list and all operations in Oregon were sold for $550,000. Net proceeds to the Company were $202,339 after payment of a related transaction finders' fee of $55,000, other transaction costs of $763 and various liabilities of $291,898.

Sale of Colorado Operations

On July 31, 2003, the customer list and all operations in Colorado were sold for $1,300,000. Net proceeds to the Company were $1,192,093 after payment of a related transaction finders' fee and other transaction costs.

NOTE 14 - SUBSEQUENT EVENTS

On April 21, 2005, in accordance with the purchase agreement, 2,574,312 shares of IVIC common stock were issued to James Hollis for the IBC/Appstate acquisition.

As previously disclosed in Note 8, the Company had issued 6,130,827 shares of common stock to be held in escrow under a subscription agreement with a London Investment Fund. In the event the Fund failed in its efforts to receive trading status, the subscription agreement would be null and void and the shares held in escrow would be cancelled. As of the date of these financial statements, management is uncertain that the UKLA will approve the Fund for trading.


                     IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 DECEMBER 31, 2005

                                      ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                        $     34,993
     Accounts receivable, net of allowance of $93,996                     282,323
     Inventory                                                            181,258
     Other current assets                                                   3,845
                                                                     ------------

              Total current assets                                        502,419

FIXED ASSETS, net of accumulated depreciation of $22,059                   57,231

OTHER ASSET
     Security deposits                                                     15,149
     Goodwill                                                           3,437,548
                                                                     ------------

TOTAL ASSETS                                                         $  4,012,347
                                                                     ============

                      LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
     Current portion of installment debt                             $      5,732
     Current portion of notes payable                                   1,209,630
     Obligations under capital lease, current portion                      24,343
     Accounts payable and accrued expenses                              2,579,970
     Liability for stock to be issued                                     390,000
     Deferred revenue                                                       5,508
     Contingent liability                                                 934,136
     Convertible debentures                                               361,750
                                                                     ------------
              Total current liabilities                                 5,511,069
                                                                     ------------

LONG-TERM LIABILITIES
     Installment debt, net of current portion                                  --
     Notes payable, net of current portion                                 40,000
     Obligations under capital lease, net of current portion               49,045
     Loan payable - officer                                               186,064
                                                                     ------------
              Total long-term liabilities                                 275,109
                                                                     ------------

TOTAL LIABILITIES                                                       5,786,178
                                                                     ------------

COMMITMENTS AND CONTINGENCIES                                                  --

STOCKHOLDERS' (DEFICIT)
    Preferred stock, $.001 par value; 5,000,000 shares authorized;
        0 shares issued and outstanding                                        --
    Common stock, $.001 par value; 100,000,000 shares authorized;
       56,568,974 shares issued and outstanding                            56,568
    Additional paid-in capital                                         23,140,379
    Accumulated deficit                                               (24,970,778)
                                                                     ------------
              Total stockholders' (deficit)                            (1,773,831)
                                                                     ------------

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)                        $  4,012,347
                                                                     ============


 The accompanying notes are an integral part of these condensed consolidated financial statements.


                                       F-29



                                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR THE NINE AND THREE MONTHS ENDED DECEMBER 31, 2005 AND 2004 (UNAUDITED)

                                                         NINE MONTHS ENDED             THREE MONTHS ENDED
                                                            DECEMBER 31,                  DECEMBER 31,
                                                       2005            2004           2005             2004
                                                   ------------    ------------    ------------    ------------

OPERATING REVENUE                                  $  2,075,450    $     25,250    $    633,350    $        750

COST OF OPERATIONS                                    1,395,810              --         432,639              --
                                                   ------------    ------------    ------------    ------------

GROSS PROFIT                                            679,640          25,250         200,711             750
                                                   ------------    ------------    ------------    ------------

OPERATING EXPENSES
   General and administrative                         2,822,899       1,225,077       1,736,636         372,982
   Selling expenses                                     322,624              --         309,068              --
   Depreciation                                          17,740              61           3,870              61
                                                   ------------    ------------    ------------    ------------

Total operating expenses                              3,163,263       1,225,138       2,049,574         373,043
                                                   ------------    ------------    ------------    ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                   (2,483,623)     (1,199,888)     (1,848,863)       (372,293)
                                                   ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
    Other income                                        166,411              --               3              --
    Litigation damages and settlement                  (934,782)             --              --              --
    Interest expense                                   (221,900)       (172,902)        (93,978)        (55,659)
                                                   ------------    ------------    ------------    ------------
Total other income (expense)                           (990,271)       (172,902)        (93,975)        (55,659)
                                                   ------------    ------------    ------------    ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES           (3,473,894)     (1,372,790)     (1,942,838)       (427,952)
    Provision for income taxes                          (10,332)             --         (10,332)             --
                                                   ------------    ------------    ------------    ------------

NET LOSS APPLICABLE TO COMMON SHARES               $ (3,484,226)   $ (1,372,790)   $ (1,953,170)   $   (427,952)
                                                   ============    ============    ============    ============

NET LOSS PER BASIC AND DILUTED SHARES
    Basic and diluted from continuing operations   $      (0.06)   $      (0.02)   $      (0.03)   $      (0.01)
                                                   ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                          62,229,731      60,042,530      60,823,582      64,956,692
                                                   ============    ============    ============    ============


        The accompanying notes are an integral part of these condensed consolidated financial statements.

                                                      F-30



                           IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                FOR THE NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004 (UNAUDITED)

                                                                        2005           2004
                                                                     -----------    -----------

CASH FLOW FROM OPERATING ACTIVITIES
   Net (loss)                                                        $(3,484,226)   $(1,372,790)
                                                                     -----------    -----------
   Adjustments to reconcile net (loss) to net cash
     (used in) operating activities:
     Common stock issued for services and compensation                 2,143,824        745,859
     Depreciation                                                         17,740             61

  Changes in assets and liabilities
    Decrease in accounts receivable                                       64,098             --
     (Increase) in inventory                                            (118,958)            --
     Decrease decrease in other current assets                           (10,757)            --
     (Increase) in other assets                                          (13,859)       (36,500)
     Increase in accounts payable and accrued liabilities                908,411        280,050
                                                                     -----------    -----------
     Total adjustments                                                 2,990,499        989,470
                                                                     -----------    -----------

     Net cash (used in) operating activities                            (493,727)      (383,320)
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisistion of fixed assets                                        (27,450)        (1,840)
                                                                     -----------    -----------
       Net cash (used in) investing activities                           (27,450)        (1,840)
                                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from officer loans                                         170,844             --
     Proceeds from convertible debentures                                552,311        215,000
     Net payments on installment note payable                            (35,948)       (19,842)
     Net payments on note payable                                     (1,023,855)       (30,523)
     Proceeds from issuance of common stock                              768,747        305,000
                                                                     -----------    -----------
       Net cash provided by financing activities                         432,099        469,635
                                                                     -----------    -----------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                            (89,078)        84,475

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                                  124,071            105
                                                                     -----------    -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                            $    34,993    $    84,580
                                                                     ===========    ===========


                                             F-31



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the period for:
         Interest paid                                               $     2,345    $    35,323
                                                                     ===========    ===========
         Income taxes paid                                           $     7,715    $        --
                                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH  INFORMATION:
     Common stock issued for services and compensation               $ 2,143,824    $   745,859
                                                                     ===========    ===========
     Common stock issued for notes payable                           $        --    $   123,612
                                                                     ===========    ===========
     Common stock issued for accounts payable and accrued expenses   $        --    $   371,590
                                                                     ===========    ===========
     Conversions of payables to equity                               $        --    $ 1,074,328
                                                                     ===========    ===========
     Common stock issued for subscription receivable                 $        --    $ 2,023,173
                                                                     ===========    ===========
     Common stock (cancelled) for subscription receivable            $(2,023,173)   $        --
                                                                     ===========    ===========
     Common stock issued for asset acquisition                       $ 2,574,312    $        --
                                                                     ===========    ===========

 The accompanying notes are an integral part of these condensed consolidated financial statements.


                                             F-32

                   IVI COMMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION
-----------------------------------------------

         The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual consolidated statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the March 31, 2005 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

         These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

         The Company was formed in California in September 1995 to acquire traditional local and regional Internet access Service Providers (ISP's) in the Western States to achieve economies of operation and accelerated growth through centralized management.

         Effective May 23, 2002, Internet Ventures, Inc. agreed to recapitalize with Turer Corporation by becoming a wholly owned subsidiary of Turer. To accommodate this recapitalization, the 11,930,746 shares then outstanding of Internet Ventures, Inc. were exchanged for 11,930,746 shares of Turer. In August 2002, Turer changed its name to IVI Communications, Inc.

         For accounting purposes, the transaction has been accounted for as a reverse acquisition under the purchase method of accounting. Accordingly, IVI Communications, Inc. will be treated as the continuing entity for accounting purposes, and the financial statements presented herein are those of IVI Communications, Inc.

         On July 1, 2004, the Company issued 4,500,000 shares of common stock to consultants as an S-8 stock issuance filed June 29, 2004. On July 1, 2004, the Company amended its Articles of Incorporation and pursuant to a board resolution, increased the authorized level of common stock from 50,000,000 to 100,000,000. In addition, the Company's board of directors' authorized a 2:1 stock split on July 2, 2004.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

PRINCIPLES OF CONSOLIDATION

         The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

         USE OF ESTIMATES
         ----------------

         The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         -------------------------

         The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2005 and 2004.

         The Company maintains cash and cash equivalent balances at several financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2005, the Company had no deposits in excess of the insured limit.

         REVENUE RECOGNITION
         -------------------

         Internet service subscription revenues are recognized over the period that services are provided. The Company generally bills for Internet access service on the terms that range from one month to one year in advance. Monthly access fees are not prorated, and refunds are not given for partial months. Therefore, revenues for the first month of service paid in advance are recognized at the inception of the service month. Revenues for terms of service greater than one month that are paid in advance are deferred and amortized over the period in which the services are provided. Consulting revenues are recognized upon the service being provided. All equipment sales are final upon delivery of the merchandise.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

         INCOME TAXES
         ------------

         The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------

         The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

         ADVERTISING COSTS
         -----------------

         The Company expenses the costs associated with advertising as incurred. Advertising and expenses are included in general and administrative expenses in the condensed consolidated statements of operations for the nine months ended December 31, 2005 and 2004.

         EQUIPMENT
         ---------

         Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

         When the assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

         ACCOUNTS RECEIVABLE
         -------------------

         The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. The allowance for doubtful accounts at December 31, 2005 is $93,996.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

         RECLASSIFICATIONS
         -----------------

         Certain amounts for the nine months ended December 31, 2004 have been reclassified to conform to the presentation of the December 31, 2005 amounts. The reclassifications have no effect on net income for the nine months ended December 31, 2004.

         (LOSS) PER SHARE OF COMMON STOCK
         --------------------------------

         Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share
         (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                   December 31    December 31
                                                      2005           2004
                                                   ------------   ------------

          Net (loss)                               $ (3,484,226)  $ (1,732,790)
                                                   ------------   ------------

          Weighted-average common shares
          Outstanding (Basic)                        62,229,731     60,042,530

          Weighted-average common stock
          Equivalents
               Stock options                                 --             --
               Warrants                                      --             --
                                                   ------------   ------------

          Weighted-average common shares
          Outstanding (Diluted)                      62,229,731     60,042,530
                                                   ============   ============

         Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for December 31, 2005 because inclusion would have been antidilutive. At December 31, 2005 and 2004, there were 527,705 and 527,705 warrants, and 84,000 and 264,000 options available, respectively.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

         GOODWILL AND OTHER INTANGIBLE ASSETS
         ------------------------------------

         In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Management has determined that there has been no impairment of Goodwill as of December 31, 2005.

         STOCK-BASED COMPENSATION
         ------------------------

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and the Company has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted. All options were expensed to compensation in the period granted rather than the exercise date.

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES".

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

         STOCK-BASED COMPENSATION (CONTINUED)
         ------------------------------------

         The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

         RECENT ACCOUNTING PRONOUNCEMENTS
         --------------------------------

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
         2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R, as amended, are effective for small business issuers beginning as of the next fiscal year after December 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(e)). Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the first quarter of fiscal year 2006 and thereafter.

         On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, "EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS" ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
---------------------------------------------------------------

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)
         --------------------------------------------

         Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE 3 - INSTALLMENT DEBT
-------------------------

         Installment debt consists of approximately 11 notes for various pieces of equipment. The Company has not reflected the asset value on the books because the assets are considered to have no value remaining.

         These assets are however collateral for the debt. The Company has reflected these balances in the condensed consolidated balance sheet as installment debt and in accounts payable. The portion in accounts payable represents the amounts overdue, and the portion in installment debt represents the amounts still due under the agreements.

         The installment debt liability at December 31, 2005 is $5,732, all of which is current.

         Installment debt also consists of two subsidiary equipment leases, which are reflected in fixed assets. The liability is $73,388 at December 31, 2005, of which $24,343 is current and $49,045 is due through fiscal 2009.

NOTE 4 - NOTES PAYABLE
----------------------

         The Company borrowed a total of $1,077,955 from 22 different individuals during 1999 through the present, at interest rates ranging from 7-12%, with no collateral and payment terms of 2 or 3 years. As of December 31, 2005, all amounts unpaid are overdue. As of December 31, 2005 the balance of the note payable was $767,311 and the accrued interest totaled $542,777. These amounts are reflected as current liabilities in the condensed consolidated balance sheet.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)


NOTE 4 - NOTES PAYABLE (CONTINUED)
----------------------------------

         In accordance with the purchase agreement between the Company and Internet Business Consulting and AppState.net, LLC, the Company entered into two separate note agreements.

         The Company agrees to make 12 monthly payments of $8,334 with the first payment due with the signing of the agreement. The Company has made 9 payments in fiscal 2006 and has a remaining balance of $16,668. The Company also entered into an agreement to make 24 payments of $20,000 all due no later than the 1st day of the month following completion of IBC's and AppState's audits (April 2005) and then on the 1st day of each subsequent month thereafter until paid in full. IBC and AppState may, at their option up and until all payments have been made, have any or all of this paid as part of an employment contract with James Hollis, the owner of IBC, as compensation. The Company has made 9 payments in fiscal 2006 and has a remaining balance of $280,000 with $40,000 reflected as a long-term liability and $240,000 as current.

NOTE 5 - CONVERTIBLE DEBENTURES
-------------------------------

         The Company sold units of securities for $984,428 to approximately 100 individuals during 1998 and 1999. Each unit consisted of one share of common stock and one debenture with interest at 12%, no collateral, and an original due date of December 2001. The debentures are convertible at any time at $7.50 per share. In late 1999 to early 2000, the Company converted $373,128 in debentures into common stock. In mid-2002, the Company offered conversions at $.40 per share and 32 individuals with a face amount of $274,550 plus accrued interest of $101,254 accepted this conversion to 939,511 shares of common stock.

         The Company sold units of securities for $215,000 to 14 individuals/entities in December 2004. The debentures accrue interest at 10% per annum and are due December 31, 2005. The conversion price is $.10 per common share. All 14 debentures were converted December 31, 2005, and $215,000 is shown as "Liability for stock to be Issued" as a current liability. The interest has been recorded each quarter. Additionally, the Company sold a $25,000 debenture to 1 entity in January 2005. This debenture, which was for services rendered, also accrues interest at 10% per annum and is due January 31, 2006. The conversion price is $.10 per common share. This debenture has not been converted as of January31,2006

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 6 - STOCKHOLDERS' DEFICIT
------------------------------

         COMMON STOCK
         ------------

         As of December 31, 2005, the Company has 100,000,000 shares of common stock authorized, and 56,568,974 issued and outstanding.

         The following details the stock transactions for the nine months ended December 31, 2005:

         On April 22, 2005 after the contractual obligation had been fulfilled, the Company issued 2,574,312 shares of common stock in connection with the acquisition of assets from James Hollis. The original agreement called for a cash payout of $580,000 with the issuance of two (2) separate financing agreements (See Note 5) and the issuance of said shares on a dollar for dollar basis.

         During the nine months ended September 30, 2005, 2,500,000 shares were issued for exercise of options, 350,000 shares were issued for services, 6,130,827 shares were cancelled for shares issued in 2004 when the London Investment Firm did not receive trading approval and all shares were returned, and 308,541 shares were cancelled for services provided in conjunction with the London Investment Firm stock exchange. The shares have been retroactively cancelled to the date of original issuance.

         During the nine months ended December 31, 2005, 1,500,000 shares were issued for exercise of options, 3,249,534 shares were issued for services, and 13,705,189 shares were returned and cancelled as part of the sale of the Company's interest in Broadspot World Wide Wireless.

         PREFERRED STOCK
         ---------------

         The Company has 5,000,000 shares of preferred stock authorized and 0 shares of preferred stock issued and outstanding as of December 31, 2005 and 2004, respectively.

NOTE 7 - GOING CONCERN
----------------------

         As shown in the accompanying consolidated financial statements the Company has sustained net operating losses for the nine months ended December 31, 2005 and the years ended March 31, 2005 and 2004, and has sustained large accumulated deficits. In addition, the Company has sold off its operations in Colorado, Oregon and California, and was operating essentially as a shell company up until January 2005, when it acquired Internet Business Consulting/AppState.net, LLC. This raises substantial doubt about the Company's ability to continue as a going concern.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 7 - GOING CONCERN (CONTINUED)
----------------------------------

         Management has restructured the Company and is continuing to search for more profitable internet and communications related service companies to acquire.

         The Company's future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

         The condensed consolidated financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.


NOTE 8 - PROVISION FOR INCOME TAXES
-----------------------------------

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's consolidated tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At December 31, 2005, net deferred tax assets approximated the following:

         Deferred tax assets                            $  8,490,000
         Less:  valuation allowance                       (8,490,000)
                                                        ------------
                                                        $         -0-
                                                        ============

         At December 31, 2005, the Company had accumulated deficits approximating $25,000,000 available to offset future taxable income through 2023. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 9 - LITIGATION/ ARBITRATION
--------------------------------

         As of June 30, 2004, the Company was party to one lawsuit that is an appeal of a previous lawsuit the Company had won. This trial was set for April 4, 2004, but was subsequently rescheduled. On January 10, 2005, a confidential settlement was reached in this lawsuit, and all parties have dismissed their complaint

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)
                     DECEMBER 31, 2005 AND 2004 (UNAUDITED)

NOTE 9 - LITIGATION/ ARBITRATION (CONTINUED)
--------------------------------------------

         The Company is also involved in arbitration with one of their major vendors that had been set for November 15, 2004. The major vendor has claimed the Company owes them in excess of $900,000, and the Company had previously filed a complaint against this vendor for breaches of contract, fraud, misrepresentation, unfair business practices, injunction and accounting. Pursuant to mutual agreement of the parties, their respective disputes and claims are now pending resolution through binding arbitration. On December 1, 2004, the Company reached a confidential settlement and all parties have dismissed their complaint.

         The Company had another arbitration hearing set for November 15, 2004 with another vendor over charges the Company was billed for improper termination fees. The Company has not paid these fees due to these allegations. On February 23, 2005, the Company reached a confidential settlement, and all parties have dismissed their claims

         The Company is currently negotiating settlements with vendors and debt holders for amounts currently outstanding. As of December 31, 2005, the Company has recognized the full liability for all amounts that are due.

         On December 1, 2004, a judgment was entered against Internet Ventures, Inc., a wholly owned subsidiary, in favor of Catherine and Joe Santistevan in the amount of $1,367,500. After discussions with legal counsel, the Company believed the amount of the judgment would be mitigated in a full hearing on the matter, which the company intended to vigorously pursue. The Company currently has $408,487 recorded in notes and notes interest payable. The judgment was under submission to be set aside by the Judge of the Superior Court of San Joaquin County, Stockton, CA. On July 14, 2005, the Company received notice from the Superior Court of San Joaquin that the judgment was upheld. The Company has appealed this decision, and in addition, Company legal counsel is currently in negotiations with plaintiff's counsel to settle the matter amicably. A contingent liability in the amount of $934,136 has been established.

         The Company has seven default judgments against it for a total amount of $163,367. Five of these judgments have settlements in place with total balances of $85,778. The amounts are recorded in accounts payable.

         One judgment in the amount of $62,328 is in favor of an equipment leasing company and is against a wholly owned subsidiary of Internet Ventures, Inc. This is recorded under accounts payable and installment debt.

         One judgment in the amount of $15,261 is in favor of a debenture holder against Internet Ventures, Inc. The amount is recorded in debentures payable, debenture interest payable, and accounts payable.

         On October 7, 2005, a Complaint for Damages was filed in Superior Court of the State of California, County of San Joaquin, Case No. CV027700, by Annette S. Paoletti as Successor Trustee of the Clare P. Evelyn B. McEnerney Family Trust. No dollar amount was stated. A note payable and accrued interest in the amount of $234,029 is recorded in notes payable and interest on notes payable. Company's counsel has answered the complaint and is currently in negotiations with plaintiff's counsel to settle the matter amicably.

                    IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

On February 6, 2006 IVI Communications, Inc. ("IVIC") completed the purchase of Futura, Inc. from Francis and Lois Allen by acquiring 100% of the stock of Futura, Inc.

For all of the issued and outstanding stock of Futura, Inc., IVIC delivered to Sellers, cash and IVIC Shares, as follows: A $150,000 cash payment $75,000 at Close and $25,000 to be paid on the first day of the fourth month after Close, $25,000 to be paid on the first day of the seventh month after Close and $25,000 to be paid on the first day of the tenth month after Close. Unregistered common stock was issued at Close and the exact number of shares was determined by taking $550,000 and dividing that number by the average closing price for the ten trading days immediately prior to the Close. 2,813,300 shares were issued. The cash and number of shares were issued to the Sellers in the following manner: 51% to Lois H. Allen and 49% to Francis C. Allen. The IVIC Shares were issued pursuant to an exemption from registration under the 1933 Act and from registration under any and all applicable state securities laws and the certificates representing the IVIC Shares bear the restrictive legend set forth in Rule 144 of the Rules and Regulations of the 1933 Act and any appropriate legend required under applicable state securities laws. The IVIC Shares were validly issued and outstanding, fully paid, and non-assessable.

It is the present intention of IVIC that Futura will operate as a wholly owned subsidiary of IVIC.

The following unaudited pro forma balance sheet represents the pro forma financial position of IVIC and Futura, Inc. at December 31, 2005.

The unaudited pro forma statement of operations for the year ended March 31, 2005, reflect the combined results of IVIC and Futura, Inc., as if the proposed combination of the companies had occurred at the beginning of fiscal 2005. IVIC has a fiscal year end of March 31st, and Futura, Inc. has a fiscal year end of August 31st.

The unaudited pro forma statement of operations for the nine months ended December 31, 2005 reflects the combined results of IVIC and Futura, Inc. as if the proposed combination of the companies had occurred at the beginning of the current fiscal year which ends March 31, 2006.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies' respective historical financial statements and notes included thereto.

     IVI Communications, Inc. and Subsidiaries
     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma balance sheet at December 31, 2005.

                  (a) To record the purchase for Futura, Inc., which occurred February 6, 2006.

Pro forma earnings per share is based on the pro forma weighted average number of shares outstanding as follows:

                                Nine Months Ended
                                December 31, 2005

IVIC's. weighted average shares outstanding
     Before acquisition...........................................   62,229,731

Shares issued in acquisition of FUTURA, INC.......................    2,813,300

IVIC's weighted average shares outstanding
     After acquisition............................................   65,043,031


                                            IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                        DECEMBER 31, 2005

                                                                    IVIC           FUTURA    NOTE   ADJUSTMENTS      PROFORMA
                                                                ------------    ------------ ----   ------------    ------------
                          ASSETS
CURRENT ASSETS:
Cash                                                            $     34,993    $      5,315        $         --    $     40,308
Accounts receivable, net of allowance of $93,996, $0                 282,323          49,833                  --         332,156
Inventory                                                            181,258              --                             181,258
Other current assets                                                   3,845           6,041                  --           9,886
                                                                ------------    ------------        ------------    ------------

TOTAL CURRENT ASSETS                                                 502,419          61,189                  --         563,608
                                                                ------------    ------------        ------------    ------------

Fixed assets, net of accumulated depreciation of $207,285             57,231          10,256                  --          67,487
Other assets                                                          15,149           1,320                  --          16,469
Intangible assets, net of accumulated amortization of $39,456      3,437,548          69,502  a          616,062       4,123,112
                                                                ------------    ------------        ------------    ------------
TOTAL ASSETS                                                    $  4,012,347    $    142,267        $    616,062    $  4,770,676
                                                                ============    ============        ============    ============

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Notes payable, current portion                                  $  1,209,630    $         --  a     $    150,000       1,359,630
Current portion of installment debt                                    5,732              --                  --           5,732
Current portion of obligation under capital lease                     24,343              --                              24,343
Convertible debentures                                               361,750              --                  --         361,750
Liability for stock to be issued                                     390,000              --                             390,000
Deferred revenue                                                       5,508          43,027                              48,535
Contingent liability                                                 934,136              --                             934,136
Accounts payable and accrued expenses                              2,579,970          15,302                  --       2,595,272
                                                                ------------    ------------        ------------    ------------
TOTAL CURRENT LIABILITIES                                          5,511,069          58,329             150,000       5,719,398
                                                                ------------    ------------        ------------    ------------

Obligation of capital lease, net of current portion                   49,045              --                              49,045
Notes payable, net of current portion                                 40,000              --                              40,000
Loan payable - officer                                               186,064              --                  --         186,064
                                                                ------------    ------------        ------------    ------------
TOTAL LIABILITIES                                                  5,786,178          58,329             150,000       5,994,507
                                                                ------------    ------------        ------------    ------------

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $.001, $0 and $.001 par value,
  5,000,000, 0, and 5,000,000 shares authorized,
  and 0, 0, and 0 shares issued and outstanding                           --              --                  --              --
Common stock, $.001, $3.00 and $.001 par value,
  100,000,000, 600,000, and 100,000,000 ahares
  authorized and 56,568,974, 100 and 59,382,274
  shares issued and outstanding                                       56,568             300  a            2,513          59,381
Additional paid in capital                                        23,140,379              --  a          547,187      23,687,566
Accumulated earnings (deficit)                                   (24,970,778)         83,638  a          (83,638)    (24,970,778)
                                                                ------------    ------------        ------------    ------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              (1,773,831)         83,938             466,062      (1,223,831)
                                                                ------------    ------------        ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)            $  4,012,347    $    142,267        $    616,062    $  4,770,676
                                                                ============    ============        ============    ============



                                                              F-45



                                 IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                FOR THE NINE MONTHS ENDED DECEMBER 31, 2005


                                           IVIC           FUTURA     NOTE    ADJUSTMENTS       PROFORMA
                                       ------------    ------------  ----    ------------    ------------


REVENUES                               $  2,075,450    $    530,713          $         --    $  2,606,163


COST OF SALES                             1,395,810         316,907                    --       1,712,717
                                       ------------    ------------          ------------    ------------


GROSS PROFIT                                679,640         213,806                    --         893,446
                                       ------------    ------------          ------------    ------------

OPERATING EXPENSES:

Selling expenses                            322,624           2,172                    --         324,796
General and administrative expenses       2,822,899         194,435                    --       3,017,334
Depreciation and amortization                17,740          13,529                    --          31,269
                                       ------------    ------------          ------------    ------------


TOTAL OPERATING EXPENSES                  3,163,263         210,135                    --       3,373,398
                                       ------------    ------------          ------------    ------------

INCOME (LOSS) BEFORE OTHER
INCOME (LOSS)                            (2,483,623)          3,670                    --      (2,479,953)

OTHER INCOME (LOSS)
Other income                                166,411          20,697                               187,108
Litigation damages and settlement          (934,782)                                             (934,782)

Income Taxes                                                   (405)                                 (405)

Interest expense                           (221,900)            (18)                             (221,918)
                                       ------------    ------------          ------------    ------------

                                           (990,271)         20,274                    --        (969,997)
                                       ------------    ------------          ------------    ------------

INCOME (LOSS) BEFORE
PROVISION FOR INCOME TAXES               (3,473,894)         23,944                    --      (3,449,950)


PROVISION FOR INCOME TAXES                  (10,332)                                   --         (10,332)
                                       ------------    ------------          ------------    ------------

NET INCOME (LOSS)                      $ (3,484,226)   $     23,944          $         --    $ (3,460,282)
                                       ============    ============          ============    ============

NET LOSS PER SHARE BASIC AND DILUTED   $      (0.06)            N/A                          $      (0.05)
                                       ============    ============                          ============

WEIGHTED AVERAGE SHARES OUTSTANDING      62,229,731             N/A                            65,043,031
                                       ============    ============                          ============




                                                   F-46


                                   IVI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       FOR THE YEAR ENDED MARCH 31, 2005


                                                      IVIC           FUTURA       NOTE    ADJUSTMENTS      PROFORMA
                                                  ------------    ------------    ----   ------------    ------------

REVENUES                                          $    775,594    $    773,573           $         --    $  1,549,167

COST OF SALES                                          576,436         372,425                     --         948,861
                                                  ------------    ------------           ------------    ------------

GROSS PROFIT                                           199,158         401,148                     --         600,306
                                                  ------------    ------------           ------------    ------------

OPERATING EXPENSES:
Selling                                                     --           3,438                     --           3,438
General and administrative expenses                    818,920         315,478                     --       1,134,398
Services paid with stock issuance                      702,879                                     --         702,879
Services paid with convertible debenture                25,000                                     --          25,000
Depreciation and amortization                            4,320          12,636                     --          16,956
                                                  ------------    ------------           ------------    ------------

TOTAL OPERATING EXPENSES                             1,551,119         331,552                     --       1,882,671
                                                  ------------    ------------           ------------    ------------

INCOME (LOSS) BEFORE OTHER INCOME (LOSS)            (1,351,961)         69,597                     --      (1,282,364)

OTHER INCOME (LOSS)
Other Income                                                             3,462                                  3,462
Taxes                                                                  (11,361)                               (11,361)
Interest expense                                      (236,432)          3,773                               (232,659)
                                                  ------------    ------------           ------------    ------------
                                                      (236,432)         (4,126)                    --        (240,558)
                                                  ------------    ------------           ------------    ------------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES     (1,588,393)         65,471                     --      (1,522,922)

PROVISION FOR INCOME TAXES                                  --              --                     --              --
                                                  ------------    ------------           ------------    ------------

NET INCOME (LOSS)                                   (1,588,393)         65,471                     --      (1,522,922)
                                                  ============    ============           ============    ============

NET LOSS PER SHARE BASIC AND DILUTED              $      (0.03)            N/A                           $      (0.02)
                                                  ============    ============                           ============

WEIGHTED AVERAGE SHARES OUTSTANDING                 58,988,111             N/A                             61,801,411
                                                  ============    ============                           ============


                                                     F-47

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

LIMITATION OF LIABILITY: INDEMNIFICATION

Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors'
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses payable by IVI Communications, Inc. in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee:



Securities and Exchange Commission Registration Fee            $    261.88
Accounting Fees and Expenses                                   $  2,000*
Legal Fees and Expenses                                        $ 40,000*
Miscellaneous                                                  $  4,738.12*
                                                               ------------
Total                                                          $ 47,000
                                                               ============

*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In the fiscal year ending March 31, 2003, we issued 13,000,000 shares valued at par ($13,000) were issued in April 2002 to founders (650,000) and to Internet Ventures, Inc. Shareholder Voting Trust (12,350,000)

In the fiscal year ending March 31, 2004, we issued the following:

(a) 710,257 shares of common stock were issued; 75,000 shares for legal settlement, 100,000 for consulting services, and 535,257 shares were issued to the Internet Ventures, Inc. Shareholder Voting Trust to adjust for debenture conversions.

(b) 9,000,000 shares valued at $9,000 were issued in a stock exchange agreement with Broadspot World Wide Wireless, Inc.

In the fiscal year ending March 31, 2005, we issued the following:

(a) 25,000 shares of common stock were issued to the lender of a $10,000 note payable for entering into the note agreement. Since the Company's stock at the time of issuance was not trading, the Company has valued these shares at par ($25).

(b) 6,130,827 shares of common stock were issued in the quarter ended September 30, 2004 under a stock subscription agreement. The shares have been valued at $2,023,173 and reflected as a subscription receivable on the condensed consolidated balance sheet. These shares were cancelled in the quarter ended September 30, 2005.

(c) 1,338,017 shares of stock were issued in the quarter ended September 30, 2004 to consultants (577,017), and for conversions of notes (362,703) and accounts payable (398,297) valued at $586,804 (an average of $.31 per share), the fair value of the stock at the date the shares were issued.


(d) In August, 2004 the Company initiated a private offering of IVIC shares. Twenty-two accredited investors purchased 2,178,558 shares at $0.14 and one accredited investor purchased 300,000 shares at $0.10, for a total of $335,000.


(e) 935,094 shares of common stock were issued for services valued at $170,717 in the quarter ended December 31, 2004. 275,000 of these shares were cancelled in the quarter ended March 31, 2005 and 306,541 were cancelled in the quarter ending September 30, 2005.

(f) 569,000 shares of common stock were issued in the quarter ended March 31, 2005 for consulting services and legal services; and 70,000 shares of common stock in connection with a legal settlement valued at $11,200; and 100,000 shares of common stock as the initial installment of shares in connection with the Internet Business Consulting and AppState.Net, LLC acquisition agreement valued at $100,000.

In the fiscal year ending March 31, 2006, we issued the following:

(a) In the three months ended June 30, 2005 we issued 2,574,312 shares of common stock to James Hollis in accordance with the Internet Business Consulting and AppState.Net, LLC acquisition agreement.

(b) In the three months ended September 30, 2005, we issued 350,000 shares of our common stock to a consultant as compensation for the performance of services valued at $103,250 and 2,250,000 shares of our common stock to management as compensation.

(c) In the three months ended December 31, 2005, we issued 3,200,000 shares of our common stock to consultants as compensation for the performance of services valued at $1,392,250.


(d) On February 15, 2006, the Company issued an aggregate of 2,813,299 shares of its common stock to Francis and Lois Allen in connection with the acquisition of Futura.

(e) On March 13, 2006, we issued 2,400,000 shares Series A Preferred Stock to Nyhl Henson at a price of $0.05, 900,000 shares Series A Preferred Stock to Charles Roodenburg at a price of $0.05, and 700,000 shares Series A Preferred Stock to Robin Tjon at a price of $0.05, in consideration for bona fide services rendered.

All of the foregoing were issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and/or
Section 4(2) of the Act.


ITEM 27. EXHIBITS

The following exhibits are filed with this Annual Report or are incorporated by reference:

EXHIBIT
NUMBER          TITLE OF EXHIBIT
------          ----------------
  2.1           Agreement and Plan of Reorganization(2)

  2.2           Certificate of Amendment to Articles of Incorporation(2)

  2.3 Certificate of Amendment to Articles of Incorporation increasing authorized shares of common stock (6)

  2.4 Business Purchase Agreement Between IVI Communications, Inc., Internet Business Consulting, Inc. and AppState.Net, Llc.(9)

  2.5 Purchase Agreement between IVI Communications, Inc. and Francis and Lois Allen (11)

  3.1           Articles of Incorporation(2)

  3.2           Bylaws (2)

  3.3 Certificate of Designation, Powers, Preferences and Rights of Series A Preferred Stock, filed with the State of Nevada on March 20, 2006.(12)

  4.1           2005 Employee Stock Compensation Plan (3)

  4.2           Amended 2005 Employee Stock Compensation Plan (7)

  4.3           Convertible Debenture dated March 27, 2006 (13)

  4.4           Warrant CCP-001 dated March 27, 2006 (13)

  4.5           Warrant CCP-002 dated March 27, 2006 (13)

  5.1           Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith)

  9             Voting Trust Agreement(2)

  10.1          Employment Agreement for Nyhl Henson dated May 1, 2001(2)

10.2 A & B      Sale Agreements for California ISPs(2)

  10.3          Sale Agreement for Oregon ISPs (2)

  10.4          Purchase Agreement for Quik Communications (2)

  10.5          Sale Agreement for Colorado ISPs(2)

10.6 A B & C    Settlement Agreements with Quik Communications (1)

  10.7          Stock Exchange Agreement IVIC and Broadspot World Wide Wireless
                (5)

  10.8          Consulting Contract with Keith Jablon dated July 1, 2004 (6)

  10.9 Consulting Contract with Big Apple Consulting USA, Inc. dated July 6, 2004 (6)

  10.1          Advisory Agreement with Hunter Wise, LLC dated August 17, 2004

  10.11         Agreement with The Research Works dated August 31, 2004

  10.12 Stock Purchase Agreement between IVIC and Seaside Investments PLC dated August 16, 2004 (8)

  10.13 Consulting Contract between IVIC and James Farinella dated August 15, 2005 (10)

  10.14 Consulting Contract between IVIC and 729759 Alberta Ltd. dated September 19, 2005 (10)

  10.15 Channel Partner Agreement between IVIC and TeleMedium Corporation dated October 11, 2005 (10)

  10.16 Letter of Intent between IVIC and Larry W. Barnes dated October 12, 2005 (10)

  10.17 Letter of Intent between IVIC and Larry W. Barnes dated October 12, 2005 (10)

  10.18         Securities Purchase Agreement, dated March 27, 2006.

  10.19         Investor Registration Rights Agreement dated March 27, 2006 (13)

  10.20         Pledge and Escrow Agreement (Issuer) dated March 27, 2006(13)

  10.21         Pledge and Escrow Agreement (Insider) dated March 27, 2006 (13)

  10.22         Pledge and Escrow Agreement (Insider) dated March 27, 2006(13)

  10.23         Security Agreement dated March 27, 2006 (13)

  10.24         Subsidiary Security Agreement dated March 27, 2006 (13)

  10.25         Subsidiary Security Agreement dated March 27, 2006 (13)

  10.26         Subsidiary Security Agreement dated March 27, 2006 (13)

  10.27         Irrevocable Transfer Agent Instructions

  14            Code of Ethics (2)

  16.1          Malone & Bailey, PLLC letter on change in accountants(4)

  21            Subsidiaries of IVI Communications, Inc. (filed herewith)

  23.1 Consent of Sichenzia Ross Friedman Ference LLP (included in exhibit in 5.1)

  23.2          Consent of Bagel, Josephs & Company, LLC (filed herewith)
___________

(1) Incorporated by reference to the exhibits filed in the Company's Form 10QSB/A filed on March 8, 2004, File No 000-32797
(2) Incorporated by reference to the exhibits filed in the Company's Form 10KSB/A filed on March 8, 2004, File No 000-32797
(3) Incorporated by reference to the exhibits filed in the Company's Form S-8 on June 29, 2004, File No 333-116954
(4) Incorporated by reference to the exhibits filed in the Company's Form 8-K filed on July 7, 2004, File No 000-32797
(5) Incorporated by reference to the exhibits filed in the Company's Form 10KSB filed on July 14, 2004, File No 000-32797
(6) Incorporated by reference to the exhibits filed in the Company's Form 10QSB filed on August 16, 2004, File No 000-32797
(7) Incorporated by reference to the exhibits filed in the Company's Form S-8 on November 11, 2004, File No 333-120231
(8) Incorporated by reference to the exhibits filed in the Company's Form 10QSB filed on November 15, 2004, File No 000-32797
(9) Incorporated by reference to the exhibits filed in the Company's Form 8-K filed on February 4, 2005,File No 000-32797
(10) Incorporated by reference to the exhibits filed in the Company's Form 10QSB filed on November 21, 2005, File No 000-32797
(11) Incorporated by reference to the exhibits filed in the Company's Form 8-K filed on February 21, 2006
(12) Incorporated by reference to the exhibits filed in the Company's Form 8-K filed on March 24, 2006
(13) Incorporated by reference to the exhibits filed in the Company's Form 8-K filed on March 31, 2006


ITEM 28. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes to:

(1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant Rule 424;

(ii) (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on this 18th day of April, 2006.



                                              IVI COMMUNICATIONS, INC.

                                              By: /s/ Nyhl Henson
                                                  ------------------------------
                                                  Nyhl Henson
                                                  Chief Executive Officer
                                                  Chairman


                                              By: /s/ Charles Roodenburg
                                                  ------------------------------
                                                  Charles Roodenburg
                                                  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                        Date
---------                                 -----                        ----

/s/ Nyhl Henson                    Chief Executive Officer        April 19, 2006
------------------------
Nyhl Henson


/s/ Charles Roodenburg             Chief Financial Officer        April 19, 2006
------------------------           Chief Operating Officer
Charles Roodenburg